                                                                   Exhibit 10.66

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                               TERM LOAN AGREEMENT

                          DATED AS OF JANUARY 13, 2006

                                      AMONG

                       RECKSON OPERATING PARTNERSHIP, L.P.

                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                                       AND

                         GOLDMAN SACHS MORTGAGE COMPANY,
                             AS ADMINISTRATIVE AGENT

                                       AND

                         GOLDMAN SACHS MORTGAGE COMPANY,
                      AS LEAD ARRANGER AND SOLE BOOKRUNNER



--------------------------------------------------------------------------------

ARTICLE I.            DEFINITIONS..............................................1

         1.1.     Certain Defined Terms........................................1

         1.2.     Computation of Time Periods.................................26

         1.3.     Accounting Terms............................................26

         1.4.     Other Terms.................................................26

         1.5.     Rules of Interpretation.....................................27

ARTICLE II.           AMOUNTS AND TERMS OF LOANS..............................27

         2.1.     Loans.......................................................27

         2.2.     Use of Proceeds of Loans....................................28

         2.3.     Term Loan Maturity Date.....................................28

         2.4.     Authorized Agents...........................................29

ARTICLE III.          INTENTIONALLY OMITTED...................................30

ARTICLE IV.           PAYMENTS AND PREPAYMENTS................................30

         4.1.     Prepayments.................................................30

         4.2.     Payments....................................................31

         4.3.     Promise to Repay; Evidence of Indebtedness..................33

ARTICLE V.            INTEREST AND FEES.......................................34

         5.1.     Interest on the Loans and other Obligations.................34

         5.2.     Special Provisions Governing Eurodollar Rate Loans..........36

ARTICLE VI.           CONDITIONS TO LOANS.....................................39

         6.1.     Conditions Precedent to the Loans...........................39

ARTICLE VII.          REPRESENTATIONS AND WARRANTIES..........................40

         7.1.     Representations and Warranties of the Borrower..............40

ARTICLE VIII.         REPORTING COVENANTS.....................................48

         8.1.     Borrower Accounting Practices...............................48

         8.2.     Financial Reports...........................................48

         8.3.     Events of Default...........................................51

         8.4.     Lawsuits....................................................51

         8.5.     Insurance...................................................52

         8.6.     ERISA Notices...............................................52

         8.7.     Environmental Notices.......................................53

         8.8.     Labor Matters...............................................54

         8.9.     Notices of Asset Sales and/or Acquisitions..................54

         8.10.    Notices of Joint Ventures...................................55

         8.11.    Tenant Notifications........................................55

         8.12.    Other Reports...............................................55

         8.13.    Other Information...........................................55

ARTICLE IX.           AFFIRMATIVE COVENANTS...................................55

         9.1.     Existence. Etc..............................................56

         9.2.     Powers; Conduct of Business.................................56

         9.3.     Compliance with Laws. Etc...................................56

         9.4.     Payment of Taxes and Claims.................................56

         9.5.     Insurance...................................................56

         9.6.     Inspection of Property, Books and Records Discussions.......57

         9.7.     ERISA Compliance............................................57

         9.8.     Maintenance of Property.....................................57

         9.9.     Company Status..............................................57

         9.10.    Ownership of Projects, Joint Ventures and Property..........57

         9.11.    [Intentionally Omitted.]....................................57

         9.12.    Additional Guarantors; Solvency of Guarantors...............57

         9.13.    Further Assurances..........................................58

         9.14.    Distributions in the Ordinary Course........................58

ARTICLE X.            NEGATIVE COVENANTS......................................58

         10.1.    Intentionally Omitted.......................................58

         10.2.    Liens.......................................................59

         10.3.    Intentionally Omitted.......................................59

         10.4.    Conduct of Business.........................................59

         10.5.    Transactions with Partners and Affiliates...................59

         10.6.    Restriction on Fundamental Changes..........................59

         10.7.    Margin Regulations; Securities Laws.........................60

         10.8.    ERISA.......................................................60

         10.9.    Organizational Documents....................................60

         10.10.   Fiscal Year.................................................61

         10.11.   Financial Covenants.........................................61

         10.12.   Negative Covenants with respect to the Company..............62

ARTICLE XI.           EVENTS OF DEFAULT; RIGHTS AND REMEDIES..................63

         11.1.    Events of Default...........................................63

         11.2.    Rights and Remedies.........................................66

ARTICLE XII.          THE AGENTS..............................................67

         12.1.    Appointment.................................................67

         12.2.    Nature of Duties............................................67

         12.3.    Right to Request Instructions...............................68

         12.4.    Reliance....................................................68

         12.5.    Indemnification.............................................68

         12.6.    Agents Individually.........................................68

         12.7.    Successor Agents............................................69

         12.8.    Relations Among the Lenders.................................69

         12.9.    Standard of Care............................................69

ARTICLE XIII.         YIELD PROTECTION........................................69

         13.1.    Taxes.......................................................69

         13.2.    Increased Capital...........................................72

         13.3.    Changes; Legal Restrictions.................................72

         13.4.    Replacement of Certain Lenders..............................73

         13.5.    Mitigation..................................................73

ARTICLE XIV.          MISCELLANEOUS...........................................73

         14.1.    Assignments and Participations..............................73

         14.2.    Expenses....................................................75

         14.3.    Indemnity...................................................76

         14.4.    Change in Accounting Principles.............................76

         14.5.    Intentionally Omitted.......................................77

         14.6.    Ratable Sharing.............................................77

         14.7.    Amendments and Waivers......................................77

         14.8.    Notices.....................................................79

         14.9.    Survival of Warranties and Agreements.......................79

         14.10.   Failure or Indulgence Not Waiver; Remedies Cumulative.......79

         14.11.   Payments Set Aside..........................................80

         14.12.   Severability................................................80

         14.13.   Headings....................................................80

         14.14.   Governing Law...............................................80

         14.15.   Limitation of Liability.....................................80

         14.16.   Successors and Assigns......................................80

         14.17.   Certain Consents and Waivers of the Borrower................80

         14.18.   Counterparts; Effectiveness; Inconsistencies................82

         14.19.   Limitation on Agreements....................................82

         14.20.   Disclaimers.................................................82

         14.21.   Entire Agreement............................................82

         14.22.   Confidentiality.............................................82

         14.23.   Intentionally Omitted.......................................83

         14.24.   USA Patriot Act.............................................83

LIST OF EXHIBITS AND SCHEDULES

Exhibit A             Form of Assignment and Acceptance
Exhibit B             Form of Note
Exhibit C             Form of Notice of Borrowing
Exhibit D             Form of Notice of Conversion /Continuation
Exhibit E             List of Closing Documents
Exhibit F             Form of Compliance Certificate to Accompany Reports
Exhibit G             Sample of Calculations of Financial Covenants
Exhibit H             Form of Guaranty


Schedule EEP               Eligible Encumbered Properties
Schedule EG                Eligible Ground Lease
Schedule LC                Lenders' Commitments and Notice Addresses
Schedule 1.1.1             Existing Permitted Liens
Schedule 1.1.2             Permitted Securities Options
Schedule 7.1-A             Organizational Documents
Schedule 7.1-C             Corporate Structure; Outstanding Capital Stock and
                             Partnership Interests; Partnership Agreement
Schedule 7.1-H             Indebtedness for Borrowed Money; Contingent
                             Obligations
Schedule 7.1-I             Pending Actions
Schedule 7.1-P             Environmental Matters
Schedule 7.1-Q             ERISA Matters
Schedule 7.1-R             Securities Activities
Schedule 7.1-T             Insurance Policies

                               TERM LOAN AGREEMENT

         This Term Loan Agreement, dated as of January 13, 2006 (as amended, supplemented or modified from time to time, the "AGREEMENT"), is entered into among RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("RECKSON"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, GOLDMAN SACHS MORTGAGE COMPANY, as Administrative Agent, and GOLDMAN SACHS MORTGAGE COMPANY, as Lead Arranger and Sole Bookrunner.

                                    RECITALS

         WHEREAS, Reckson desires that the Administrative Agent and the Lenders party hereto provide a term loan facility in an aggregate amount of $250,000,000; and

         WHEREAS, the Administrative Agent and the other Lenders party hereto have agreed to make the requested term loan facility available to Reckson in accordance with the terms and provisions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





                                   ARTICLE I.
                                   DEFINITIONS

         1.1. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         "ACQUISITION" means that certain purchase by Reckson Cross Westchester LLC and other Subsidiaries of the Borrower of certain properties in Westchester County, New York pursuant to that certain Real Estate Purchase and Sale Agreement, effective as of December 7, 2005, between Eastridge Properties I Corporation, Eastridge Properties II Corporation, Eastridge Properties III Corporation, Eastridge Properties V Corporation, collectively, as Seller, and Reckson Cross Westchester LLC, as Buyer.

         "ACQUISITION PROPERTIES" means the Real Property acquired by the Borrower pursuant to the Acquisition.

         "ADJUSTED UNENCUMBERED NOI" means, for the prior calendar quarter, the sum of (i) NOI from the Consolidated Businesses attributable to Unencumbered Projects and Unencumbered New York City Assets which are wholly-owned or ground-leased by a Consolidated Business; plus (ii) the Borrower's pro rata share of NOI from Joint Ventures attributable to Unencumbered Projects and Unencumbered New York City Assets in which the Borrower's beneficial economic interest in such Joint Ventures is 51% or greater, provided the sale or financing of any Property owned or ground-leased by such Joint Venture is substantially controlled by the Borrower, subject to customary provisions set forth in the organizational documents of such Joint Venture with respect to financings, sales or rights of first refusal granted to other members of such Joint Venture; plus (iii) the Borrower's pro rata share of NOI from Joint Ventures attributable to Unencumbered Projects and Unencumbered New York City Assets in which the Borrower's beneficial economic interest is less than 51%, provided that a majority of the beneficial economic interests in such Joint Ventures that is not owned by the Consolidated Businesses is owned or controlled by Qualified Joint Venture Partners; plus (iv) the Borrower's pro rata share of Net Income attributable to other Unencumbered assets including Performing Notes (exclusive of Investment Funds, land and development, and service company income); plus (v) NOI from Eligible Encumbered Properties; less (vi) the quotient of Capital Expenditure Coverage Reserve Amounts for such period relating to such Unencumbered assets and Eligible Encumbered Properties, divided by four (4);

provided, clause (ii) above shall not exceed twenty percent (20%) of Adjusted Unencumbered NOI; clause (iii) above shall not exceed ten percent (10%) of Adjusted Unencumbered NOI; and clause (iv) above shall not exceed fifteen percent (15%) of Adjusted Unencumbered NOI.

         "ADMINISTRATIVE AGENT" means GSMC, in its capacity as administrative agent for the Lenders.

         "AFFILIATE", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

         "AGENTS" means, together, GSMC in its capacity as Administrative Agent, the Arranger, and each successor agent appointed pursuant to the terms of
Article XII of this Agreement.

         "AGREEMENT" has the meaning set forth in the preamble hereto.

         "APPLICABLE LENDING OFFICE" means, with respect to a particular Lender,
(i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans, and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

         "APPLICABLE MARGIN" means, with respect to each Loan, the respective percentages per annum determined based on the range into which the Borrower's Credit Rating then falls, in accordance with the following table. Any change in the Borrower's Credit Rating causing it to move to a different range on the table shall to the extent set forth below effect an immediate change in the Applicable Margin. The Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in any of its Credit Ratings. The Borrower shall maintain Credit Ratings from at least two (2) Rating Agencies, one of which must be Moody's or S&P so long as such Persons are in the business of providing debt ratings for the REIT industry; provided that if the Borrower fails to maintain at least two Credit Ratings, the Applicable Margin shall be based upon an S&P rating of less than BBB- in the table below. In the event that the Borrower receives two (2) Credit Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings, at least one of which shall be an Investment Grade Rating. In the event the Borrower receives more than two (2) Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two highest ratings; provided that each of said two (2) highest ratings shall be Investment Grade Ratings and at least one of which shall be an Investment Grade Rating from S&P or Moody's.

                       Range of                                                   Applicable
                    the Borrower's                    Applicable                  Margin for
                     Credit Rating                  Margin for Euro               Base Rate
                     (S&P/Moody's                    Dollar Loans                   Loans
                   or other Ratings)                 (% per annum)              (% per annum)
                   -----------------                 -------------              -------------
           A-/A3 or their equivalent or                   0.50                        0
           higher
           BBB+/Baa1 or their equivalent                  0.525                       0
           BBB/Baa2 or their equivalent                   0.60                        0
           BBB-/Baa3 or their equivalent                  0.80                        0
           Below BBB-/Baa3 or their                       1.10                        0
           equivalent or unrated

The Administrative Agent shall notify the Lenders in writing promptly after it obtains knowledge of any change in the Borrower's Credit Rating which shall effect a change in the Applicable Margin.

         "ARRANGER" means GSMC, appointed pursuant to the terms of Article XII of this Agreement.

         "ASSET SALE" shall have the meaning assigned to such term in the definition of "Net Cash Proceeds".

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 14.1.

         "AUTHORIZED FINANCIAL OFFICER" means a chief executive officer, president, chief financial officer, treasurer or other qualified senior officer acceptable to the Administrative Agent.

         "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (i) the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time, as Citibank, N.A.'s prime rate; and

                  (ii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

Any change in the Base Rate shall result in a corresponding change on the same day in the rate of interest accruing from and after such day on the unpaid balance of any Base Rate Loan.

         "BASE RATE LOAN" means (i) a Loan which bears interest at a rate determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a), or (ii) an overdue amount which was a Base Rate Loan immediately before it became due.

         "BENEFIT PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate (i) is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA or (ii) has assumed or is otherwise subject to any liability.

         "BORROWER" means Reckson.

         "BORROWER PARTNERSHIP AGREEMENT" means the Reckson Partnership Agreement as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Agents or as permitted under Section 10.9.

         "BORROWING" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

         "BUDGETED CONSTRUCTION COST" means, with respect to Property on which vertical construction of Improvements (including redevelopments consisting of or described as vacant buildings, but excluding TI Work and excluding work prior to erection of the structure of the building) has commenced and is proceeding to completion in the ordinary course but has not yet been completed (as such completion shall be evidenced by a temporary or permanent certificate of occupancy permitting use of such Property by the general public), the aggregate full-budgeted costs of construction of such Improvements (including land acquisition costs and other soft costs and TI Work relating to such Property, in accordance with GAAP); provided that Budgeted Construction Cost shall exclude build-to-suit Projects that are seventy-five percent (75%) pre-leased or Projects which are less than seventy-five percent (75%) pre-leased but have a pro-forma yield of ten percent (10%) or more, based upon executed leases and the cost of acquisition plus the estimated cost to complete the same, which estimated cost to complete shall be determined in a manner reasonably acceptable to the Administrative Agent.

         "BUSINESS DAY" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England.

         "CAPITAL EXPENDITURE VALUATION RESERVE AMOUNTS" means the sum of (a) an amount per annum equal to $0.40 multiplied by the number of square feet for office properties (other than New York City Assets) owned or ground leased, directly or indirectly, by any of the Consolidated Businesses or Joint Ventures;
(b) an amount per annum equal to $0.15 multiplied by the number of square feet for industrial properties owned or ground leased, directly or indirectly, by any of the Consolidated Businesses or Joint Ventures; and (c) an amount per annum equal to $0.50 multiplied by the number of square feet for New York City Assets; provided that all properties that are subject to a Triple Net Lease shall be excluded from the foregoing calculation of the Capital Expenditure Valuation Reserve Amounts.

         "CAPITAL EXPENDITURE COVERAGE RESERVE AMOUNTS" means the sum of (a) an amount per annum equal to $1.25 multiplied by the number of square feet for office properties (other than New York City Assets) owned or ground leased, directly or indirectly, by any of the Consolidated Businesses or Joint Ventures;
(b) an amount per annum equal to $0.40 multiplied by the number of square feet for industrial properties owned or ground leased, directly or indirectly, by any of the Consolidated Businesses or Joint Ventures; and (c) an amount per annum equal to $1.75 multiplied by the number of square feet for New York City Assets provided that all properties that are subject to a Triple Net Lease shall be excluded from the foregoing calculation of the Capital Expenditure Coverage Reserve Amounts.

         "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL MARKETS TRANSACTION" means the issuance by the Company, the Borrower or any of their respective Subsidiaries after the Closing Date of (a) of debt securities (excluding mortgage financings or borrowings under the Existing Revolving Credit Agreement or this Agreement) or (b) common or preferred equity or equity equivalent securities, including partnership interests, limited liability company interests and convertible securities (however designated, and whether voting or non-voting, but excluding equity not issued for the purpose of raising cash (including, but not limited to, equity issued upon exercise of options or upon awards to company executives or trustees, equity issued under any dividend reinvestment plan and equity securities issued in private placements to a limited number of institutional investors in connection with joint venture transactions)) issued in the public or private capital markets pursuant to an underwriting or placement agreement (or similar agreement performing the same function as an underwriting or placement agreement).

         "CAPITAL STOCK" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "CASH AND CASH EQUIVALENTS" means unrestricted (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidelines promulgated thereunder.

         "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

         "CLOSING DATE" means January 13, 2006.

         "COMBINED EQUITY VALUE" means Total Value, less Total Outstanding Indebtedness.

         "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "COMPANY" means Reckson Associates Realty Corp., a Maryland corporation.

         "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 8.2(b).

         "CONSOLIDATED" means consolidated, in accordance with GAAP, but excluding the effects of consolidation under Interpretation No. 46 of the Financial Accounting Standards Board.

         "CONSOLIDATED BUSINESSES" means the Company, the Borrower, Reckson FS Limited Partnership, Metropolitan, MOP and their wholly-owned Subsidiaries.

         "CONSTRUCTION ASSET COST" means, with respect to Property on which vertical construction of Improvements (including redevelopments consisting of or described as vacant buildings, but excluding TI Work and excluding work prior to erection of the structure of the building) has commenced and is proceeding to completion in the ordinary course but has not yet been completed (as such completion shall be evidenced by a temporary or permanent certificate of occupancy permitting use of such Property by the general public), the aggregate sums incurred and paid on the construction of such Improvements (including land acquisition costs and other soft costs and TI Work relating to such Property, in accordance with GAAP). Any such Property shall continue to be valued (for financial covenant compliance purposes) at its Construction Asset Cost until the end of four (4) consecutive quarters following such completion (as such completion shall be evidenced by a temporary or permanent certificate of occupancy permitting use of such Property by the general public).

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos containing materials (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

         "CONTINGENT OBLIGATION" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, which obligation guarantees partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any Non-Recourse Carve-Outs, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. Notwithstanding the foregoing, any litigation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP shall not be included as a "Contingent Obligation" unless the same shall have been reserved for in accordance with GAAP. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant hereto; provided that in no event shall the amount of Contingent Obligations with respect to any guaranties relating to a loan exceed the principal amount of such loan. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds an Investment Grade Rating from either Moody's or S&P, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CREDIT RATING" means the ratings assigned by not less than two of the Rating Agencies (at least one of which shall be S&P or Moody's) to the Borrower's senior long-term unsecured indebtedness. The decision on which two, or in certain cases three, Rating Agencies to use shall be made by the Borrower so long as one of such Rating Agencies shall be Moody's or S&P.

         "CUSTOMARY PERMITTED LIENS" means

                  (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges or levies in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with Section 9.4, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (ii) statutory and common law Liens of landlords against any Property of the Borrower or any of its Subsidiaries;

                  (iii) Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which could not reasonably be expected to result in a Material Adverse Effect;

                  (iv) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals which do not secure at any time an aggregate amount of recourse Indebtedness exceeding $10,000,000;

                  (v) Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

                  (viii) customary restrictions imposed by licensors of software or trademarks on users thereof;

                  (ix) interests of licensees and sublicensees in any trademarks or other intellectual property license or sublicense by the Borrower or any of its Subsidiaries; and

                  (x) Environmental Liens less than $5,000,000, which are being contested in good faith by appropriate proceedings.

         "DESIGNATED LENDER" has the meaning set forth in Section 13.4.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLARS" AND "$" mean the lawful money of the United States.

         "DOMESTIC LENDING OFFICE" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on SCHEDULE LC hereto or as set forth in the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "ELIGIBLE ASSIGNEE" means (i) a Lender or a Lender Affiliate; (ii) a commercial bank having total assets in excess of $1,000,000,000; (iii) the central bank of any country which is a member of the organization for Economic Cooperation and Development having total assets in excess of $10,000,000,000; or
(iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000 or is otherwise reasonably acceptable to the Administrative Agent.

         "ELIGIBLE CASH 1031 PROCEEDS" means the cash proceeds held by a "qualified intermediary" from the sale of Real Property, which proceeds are intended to be used by such qualified intermediary to acquire one or more "replacement properties" that are of "like-kind" to such Real Property in an exchange that qualifies as a tax-free exchange under Section 1031 of the Internal Revenue Code, and no portion of which proceeds the Borrower, the Company or any Affiliate has the right to receive, pledge, borrow or otherwise obtain the benefits of until such time as provided under the applicable "exchange agreement" (as such terms in quotations are defined in Treasury Regulations Section 1.1031(k)-1(g)(4) (the "REGULATIONS")) or until such exchange is terminated. Upon the cash proceeds no longer being held by such qualified intermediary pursuant to the Regulations or otherwise no longer qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds.

         "ELIGIBLE ENCUMBERED PROPERTIES" means the Projects and New York City Assets listed on SCHEDULE EEP, so long as (a) such Projects and New York City Assets are owned and ground leased by the Borrower or a Guarantor and would otherwise satisfy the requirements of an Unencumbered Project or an Unencumbered New York City Asset, except that such Project or New York City Asset is subject to a lien which is not a Customary Permitted Lien, (b) the Indebtedness secured by the Lien on such Project or New York City Asset that exists on the Closing Date is not (x) amended or modified in any manner that would increase the principal amount or postpone the maturity date thereof or (y) refinanced or replaced with new Indebtedness having a principal amount greater than or a maturity date later than the Indebtedness being refinanced or replaced, (c) the Indebtedness secured by the Lien on such Project or New York City Asset has not been accelerated, unless such acceleration is rescinded and (d) no default or event of default under any mortgage or other loan document relating to the Indebtedness secured by the Lien on such Project or New York City Asset has occurred and is continuing, which default or event of default then subjects such Indebtedness to acceleration or then permits such Indebtedness to be accelerated under any such mortgage or other loan document, unless such default or event of default is cured or waived.

         "ELIGIBLE GROUND LEASE" means a ground lease that (a) has a minimum remaining term of twenty-five (25) years, including tenant controlled options, as of any date of determination, (b) has customary notice rights, default cure rights, new lease rights in the event of bankruptcy of the tenant and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord's fee interest, and (c) is otherwise acceptable for non-recourse leasehold mortgage financing under customary lending requirements. The Eligible Ground Leases as of the date of this Agreement are listed on SCHEDULE EG.

         "ELIGIBLE NET CASH PROCEEDS" means (a) until such time as the aggregate Net Cash Proceeds from all Asset Sales after the Closing Date equals or exceeds $100,000,000, all Net Cash Proceeds from any Asset Sale that results in $50,000,000 or more of Net Cash Proceeds and (b) thereafter (and excluding, for the avoidance of doubt, the first $100,000,000 of Net Cash Proceeds from Asset Sales that result in less than $50,000,000 of Net Cash Proceeds), all Net Cash Proceeds from any Asset Sale, but only with respect to Asset Sales that result in less than $50,000,000 of Net Cash Proceeds, to the extent that the aggregate Net Cash Proceeds from such Asset Sales exceed $2,500,000.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act".

         "EQUIPMENT" means equipment used in connection with the maintenance of Projects and Properties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidelines promulgated thereunder.

         "ERISA AFFILIATE" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414 (b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414 (c) of the Internal Revenue Code) with the Borrower; and
(iii) a member of the same affiliated service group (within the meaning of Section 414 (m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "ERISA TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

         "EURODOLLAR AFFILIATE" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on SCHEDULE LC hereto or as set forth in the Assignment and Acceptance by which it became a Lender or such Lender Affiliate as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "EURODOLLAR INTEREST PERIOD" has the meaning set forth in Section
5.2(b).

         "EURODOLLAR INTEREST RATE DETERMINATION DATE" has the meaning set forth in Section 5.2(c).

         "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, such Lender's office (if any) specified as the "Eurodollar Lending Office" under its name on SCHEDULE LC hereto or as set forth in the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "EURODOLLAR RATE" means, for any Eurodollar Interest Period with respect to any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for Dollar deposits with maturities comparable to such Eurodollar Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two
(2) Business Days prior to the commencement of such Eurodollar Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Eurodollar Interest Period shall mean a rate per annum equal to the rate at which Dollar deposits in an amount approximately equal to the principal balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Eurodollar Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Eurodollar Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Citibank, N.A. by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Eurodollar Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Reserve Percentage for each day during such Eurodollar Interest Period.

         "EURODOLLAR RATE LOAN" means (i) a Loan which bears interest at a rate determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans, as provided in Section 5.1(a) or (ii) an overdue amount which was a Eurodollar Rate Loan immediately before it became due.

         "EURODOLLAR RESERVE PERCENTAGE" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non United States office of any bank to United States residents).

         "EVENT OF DEFAULT" means any of the occurrences set forth in Section
11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.1.

         "EXISTING PERMITTED LIENS" means each of the Liens set forth on
SCHEDULE 1.1.1.

         "EXISTING REVOLVING CREDIT AGREEMENT" means that certain Third Amended and Restated Credit Agreement, dated as of August 6, 2004, among the Borrower, the institutions from time to time a party thereto as Lenders, and JPMorgan Chase Bank, as Administrative Agent, as amended by that certain Amendment No. 1 dated as of May 11, 2005 and that certain Amendment No. 2 dated as of June 20, 2005.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions by the Reference Bank, as determined by the Administrative Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

          "FFO" means "funds from operations" as defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect from time to time; provided that FFO shall (i) be based on net income after payment of distributions to holders of preferred partnership units in the Borrower and distributions necessary to pay holders of preferred stock of the Company and (ii) at all times exclude (a) charges for impairment losses from property sales and (b) non-recurring charges.

         "FINANCIAL STATEMENTS" means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, prepared in accordance with GAAP, consistently applied, and (ii) such other financial statements of the Borrower, the Company and the other Consolidated Businesses or Joint Ventures that the Company shall routinely and regularly prepare and that the Arranger or the Requisite Lenders may from time to time reasonably request.

         "FISCAL YEAR" means the fiscal year of the Company and the Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

         "FITCH" means Fitch Ratings, a division of Fitch, Inc. or any successor thereto.

         "FIXED CHARGES" means, with respect to any fiscal period, the sum of
(a) Total Interest Expense, (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such fiscal period for the Consolidated Businesses and Joint Ventures (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness), provided that only the Consolidated Businesses' pro rata share of the Joint Ventures' scheduled principal payments are to be included, and (c) the aggregate of all dividends or distributions payable (whether paid or accrued) on all preferred stock and other preferred securities or preferential arrangements of the Consolidated Businesses, including, without limitation, preferred distributions payable to holders of preferred OP Units. As used herein, "OP Units" means limited partnership interests in Reckson.

         "FUNDING DATE" means the date on or after the Closing Date on which all of the conditions described in Section 6.1 have been satisfied (or waived) in a manner satisfactory to the Administrative Agent and the Lenders and on which the Term Loan under this Agreement is made by the Lenders to the Borrower.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

         "GENERAL PARTNER" means the Company and any successor general partner(s) of the Borrower.

         "GOVERNMENTAL APPROVAL" means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GSMC" means Goldman Sachs Mortgage Company.

         "GUARANTIES" means, collectively, the Unconditional Guaranties of Payment, made by each of the Company, Reckson FS Limited Partnership and the other Guarantors for the benefit of the Lenders, in substantially the form of Exhibit H hereto.

         "GUARANTORS" means, collectively, the Company, Reckson FS Limited Partnership, 360 Hamilton Plaza LLC, Metropolitan, MOP, 275 Broadhollow LLC, 1055 Washington Boulevard LLC, Reckson 1 Giralda LLC, Reckson 7 Giralda Owner LLC, Reckson 300 Broadhollow LLC, Reckson 1185 Avenue of the Americas LLC, Magnolia Associates, Ltd., Reckson Plaza LLC, Reckson Cross Westchester LLC, Reckson Cross Westchester II LLC, Reckson Cross Westchester III LLC, Reckson Cross Westchester IV LLC, Reckson Cross Westchester V LLC, and any other Affiliate of the Borrower executing a Guaranty. Any Guarantor that is the owner or ground lessee of an Unencumbered Project or Unencumbered New York City Asset shall be a wholly-owned Subsidiary of the Borrower.

         "IMPROVEMENTS" means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and
(c) any items of personal property.

         "INDEBTEDNESS", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest and fees relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any preferred stock (but only to the extent that such Person shall be contractually obligated to pay the same), (iii) with respect to letters of credit, bankers' acceptances or similar facilities issued for such Person's account or for which such Person otherwise has reimbursement obligations, other than any undrawn letter of credit to the extent that such letter of credit supports any Contractual Obligation with a term of less than ninety (90) days, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases or so-called synthetic leases, (vi) which are Contingent Obligations or (vii) under indemnities but only at such time as a claim shall have been made thereunder;
(b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time, but in a case of obligations of others not assumed by such Person an amount not in excess of the value of such property; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts, derivatives contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock and preferred equity interests subject (upon the occurrence of any contingency or otherwise) to mandatory redemption in cash by the holder of such preferred stock or equity interest; (e) all preferred stock and preferred equity interests in any Consolidated Business (other than the Company and the Borrower) which has not provided a Guaranty of the Obligations; and (f) all Contractual Obligations with respect to any of the foregoing.

         "INDEMNIFIED MATTERS" has the meaning set forth in Section 14.3.

         "INDEMNITEES" has the meaning set forth in Section 14.3.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidelines promulgated thereunder.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person,
(iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (iv) any purchase or other acquisition by that Person of Real Property, whether directly or indirectly. The amount of any Investment shall be the original cost of such Investment (together with all capital improvement costs thereafter paid or incurred with respect to such Investment in accordance with GAAP), without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

         "INVESTMENT FUNDS" means (i) Reckson Strategic Venture Partners LLC, and (ii) a Person in which FrontLine Capital Group or a Subsidiary thereof is a general partner or a managing member, in the case of a partnership or limited liability company, and which, in the case of a corporation, has the right to elect a majority of the board of directors.

         "INVESTMENT GRADE RATING" means a rating for a Person's senior long-term unsecured debt of BBB- or better from S&P, and a rating of Baa3 or better from Moody's or a rating equivalent to the foregoing from Fitch or another Rating Agency.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "JOINT VENTURES" means any interests in partnerships, joint ventures, limited liability companies, trusts, associations and corporations held or owned directly or indirectly by the Borrower and/or the Company which are not wholly-owned by the Borrower and/or the Company (other than Investment Funds or any affiliated or unaffiliated operating company that the Borrower includes under clause (vii) of the definition of Total Value, subject to the limitation of $100,000,000 investments (valued at the lower of cost or market in accordance with GAAP)).

         "JOINT VENTURE UNENCUMBERED VALUE" means the portion of Total Unencumbered Value from Joint Ventures attributable to Unencumbered Projects and Unencumbered New York City Assets.

         "KNOWLEDGE" with reference to the Company, the Borrower or any Subsidiary of any of them, means the actual knowledge of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as the Company, the Borrower or such Subsidiary, as applicable, deems reasonably necessary).

         "LAND/DEVELOPMENT UNENCUMBERED VALUE" means the portion of Total Unencumbered Value which is attributable to Unencumbered assets consisting of land and Projects under development.

         "LEASE" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

         "LENDER" means each financial institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

         "LENDER AFFILIATE" means with respect to any Lender an Affiliate of such Lender.

         "LETTER AGREEMENT" means the letter agreement dated as of the date hereof among the Borrower, the Administrative Agent and the Arranger.

         "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing.

         "LIMITED PARTNERS" means those Persons who from time to time are limited partners of the Borrower; and "LIMITED PARTNER" means each of the Limited Partners, individually.

         "LOAN" means a Term Loan made by a Lender pursuant to Section 2.1; provided, that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "LOAN ACCOUNT" has the meaning set forth in Section 4.3(b).

         "LOAN DOCUMENTS" means this Agreement, the Notes and the Guaranties.

         "MANAGEMENT COMPANY" means, collectively (i) Reckson Management Group, Inc., a Delaware corporation, RANY Management Group, Inc. and their respective wholly-owned or controlled Subsidiaries and (ii) such other property management companies controlled (directly or indirectly) by the Company or the Borrower and which property management companies manage properties owned by the Company, the Borrower and its Subsidiaries and for which the Borrower has previously provided the Administrative Agent with: (1) notice of such property management company,
(2) evidence reasonably satisfactory to the Administrative Agent that such property management company is controlled (directly or indirectly) by the Company or the Borrower, and (3) evidence reasonably satisfactory to the Administrative Agent that such property management company manages properties owned, in whole or in part by the Company or the Borrower or its Subsidiaries.

         "MARGIN STOCK" means "margin stock" or "margin security" as such terms are defined in Regulation U and Regulation X.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the financial condition or assets of the Company, the Borrower and their Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its material obligations under the Loan Documents, (iii) the ability of the Guarantors to perform their material obligations under the Guaranties, or (iv) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.

         "METROPOLITAN" means Metropolitan Partners, LLC, a Delaware limited liability company, in which the Borrower currently owns 100% of the common equity interests.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MOP" means Metropolitan Operating Partnership, L.P., a Delaware limited partnership, and a Subsidiary of Metropolitan.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

         "NET CASH PROCEEDS" means all cash (whether proceeds, dividends, or distributions) when and as received in connection with the sale, financing or refinancing of any Real Property or other Real Property asset (including interests in Joint Ventures and Subsidiaries that own Real Property) or multiple Real Properties or Real Property assets in a single transaction (an "ASSET SALE"), less reasonable costs and expenses, repayment of secured indebtedness with respect to the applicable asset, repayment of loans under the Existing Revolving Credit Agreement required by Section 8.9 of the Existing Revolving Credit Agreement, and net of an amount equal to taxable capital gains and real estate transfer taxes payable in connection with any asset sale.

         "NET INCOME" means, with respect to any Person, the net income of such Person determined in accordance with GAAP.

         "NET OFFERING PROCEEDS" means all cash or other assets received by the Company or the Borrower or their respective Subsidiaries as a result of a Capital Markets Transaction, less customary costs, expenses and discounts of issuance paid by the Company, the Borrower or such Subsidiary, as the case may be.

         "NEW YORK CITY ASSET" means (i) Real Property which is Class A office property located in the borough of Manhattan, New York, New York or (ii) Real Property which is Class A office property located in any other borough of New York, New York and is substantially similar to Class A office properties located in the borough of Manhattan, New York, New York, and in each case which is owned or ground-leased by one of the Consolidated Businesses or Joint Ventures

         "NOI" means (x) net operating income determined in accordance with GAAP, before gains or losses from extraordinary items relating to any Real Property, plus (y) (i) any interest expense relating to such Real Property, (ii) depreciation and amortization relating to such Real Property, and (iii) Property Level G&A to the extent included in the calculation of net operating income, less (z) (i) free rent and accrued rent with respect to tenants that are more than 90 days in arrears in the payment of rent, and further adjusted to omit the straight line treatment of rent, so as to account for rent on an accrual basis,
(ii) any interest income relating to such Real Property, and (iii) the greater of Property Level G&A to the extent included in the calculation of net operating income and an amount equal to 2% of gross revenues with respect to such Real Property.

         "NON PRO RATA LOAN" has the meaning set forth in Section 4.2(b)(iv).

         "NON-RECOURSE CARVE-OUTS" means exceptions to non-recourse obligations, such as fraud, misappropriation, waste, environmental liabilities, improper transfer and breach of restrictions on further financing and breach of single purpose entity covenants, which are usual and customary in secured transactions involving institutional lenders or securitized financings and recourse to single purpose entities that are Consolidated Businesses which have no material assets other than the Real Property or Properties which are the subject of the Secured Indebtedness.

         "NOTE" has the meaning set forth in Section 4.3(a).

         "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit C attached hereto and made a part hereof.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).

         "OBLIGATIONS" means all Loans, advances, debts, liabilities and monetary obligations owing by the Borrower to the Administrative Agent, any Lender, or any Person entitled to indemnification pursuant to Section 14.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, reasonable expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

         "OFFICER'S CERTIFICATE" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner of such partnership.

         "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

         "ORGANIZATIONAL DOCUMENTS" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in such partnership, (iii) the by-laws (or the equivalent governing documents) of such corporation, limited liability company or partnership, and
(iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

         "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. ss.ss. 651 et seq., any amendments thereto, any successor statutes and any regulations or guidelines promulgated thereunder.

         "OTHER MANAGEMENT COMPANY" means property management companies controlled (directly or indirectly) by the Company or the Borrower which may manage properties owned by third parties.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "PERFORMING NOTES" means mortgage notes, notes receivable and other investments in Real Property (other than investments in or loans to, directly or indirectly, an Investment Fund, or joint venture arrangements with an Investment Fund, or an affiliated or unaffiliated operating company in which such Investment Fund or joint venture arrangements with an Investment Fund owns an equity interest), valued at the lower of cost or market in accordance with GAAP and which are not more than 30 days past due or otherwise in default; provided, that, in the case of mortgage notes, notes receivable and other investments in Real Property that generate cash and non-cash payments, such mortgage notes, notes receivable and other investments in Real Property shall be treated as Performing Notes whose value is determined solely by reference to the cash payments and references to the income generated by the Performing Notes shall include only the cash payments which have current payments payable in cash.

         "PERMITS" means any permit, consent, approval, authorization license, variance, or permission required from any Person, including any Governmental Approvals.

         "PERMITTED SECURITIES OPTIONS" means the subscriptions, options, warrants, rights, convertible Securities and other agreements or commitments relating to the issuance of the Borrower's Securities or the Company's Capital Stock identified as such on SCHEDULE 1.1.2.

         "PERSON" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

         "PLAN" means a Benefit Plan or a Multiemployer Plan.

         "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "PRE-APPROVED LENDER" means any Person and its Affiliates that are not (or not reasonably likely to become), in the reasonable judgment of the Lender making the assignment, direct, material competitors with Borrower and its Affiliates in the development, operation or management of real estate in the areas in which the Borrowers and its Affiliates operate.

         "PREPAYMENT DATE" has the meaning set forth in Section 4.1(c).

         "PROJECT" means any office or industrial properties owned or ground-leased, directly or indirectly, by any of the Consolidated Businesses or Joint Ventures.

         "PROPERTY" means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any Consolidated Business or any Joint Venture. The definition of "Property" shall specifically exclude items of Real Property or personal property owned or leased by members of the Rechler family.

         "PROPERTY LEVEL G&A" means general and administrative expenses allocated to the Properties.

         "PRO RATA SHARE" means, with respect to any Lender, (a) prior to the making of the Term Loan or the expiration of the Term Loan Commitments, the percentage set forth on SCHEDULE LC and (b) after the Funding Date, the percentage obtained by dividing (i) the aggregate amount of such Lender's Loans (as may be adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party), by
(ii) the aggregate amount of all of the Lenders' Loans.

         "QUALIFIED JOINT VENTURE PARTNERS" means (a) pension funds, insurance companies, banks, investment banks or similar institutional entities, each with significant experience in making investments in commercial real estate and (b) commercial real estate companies of similar quality and experience.

         "QUARTERLY COMPLIANCE CERTIFICATES" has the meaning set forth in
Section 8.2(a)(iii).

         "RATING AGENCY" means Moody's, S&P, Fitch or another nationally-recognized rating agency reasonably satisfactory to the Administrative Agent.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidelines promulgated thereunder.

         "REAL PROPERTY" means all of the Borrower's and the Consolidated Businesses' present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land,
(ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "PREMISES"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (iv) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (iii) above.

         "RECKSON" means Reckson Operating Partnership, L.P., a Delaware limited partnership.

         "REFERENCE BANK" means Citibank, N.A.

         "REGISTER" has the meaning set forth in Section 14.1(c).

         "REGULATION A" means Regulation A of the Federal Reserve Board as in effect from time to time.

         "REGULATION T" means Regulation T of the Federal Reserve Board as in effect from time to time.

         "REGULATION U" means Regulation U of the Federal Reserve Board as in effect from time to time.

         "REGULATION X" means Regulation X of the Federal Reserve Board as in effect from time to time.

         "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq., of the Internal Revenue Code.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

         "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

         "REPORTABLE EVENT" means any of the events described in Section 4043(c) of ERISA and the regulations promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

         "REQUISITE LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66.67%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of the Loans which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured as provided in Section 4.2(b)(iv)(B), then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent sixty-six and two-thirds percent (66.67%) or more of the aggregate Pro Rata Shares of such Lenders.

         "RESTRICTED PAYMENT" has the meaning set forth in Section 10.11(h).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SECURED INDEBTEDNESS" means any Indebtedness secured by a Lien.

         "SECURITIES" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the obligations.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "SERVICING EBITDA" means, with respect to the Management Company or any other service company owned by the Borrower or the Company, as of the first day of each fiscal quarter for the immediately preceding fiscal quarter, an amount, determined in accordance with GAAP, equal to (i) total earnings relating to such companies' operations adjusted to exclude amounts that are more than 90 days delinquent, less (ii) total operating expenses relating to such operations, including corporate marketing, general and administrative expenses.

         "SOLVENT", when used with respect to any Person, means that at the time of determination:

                  (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "SUBSIDIARY" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

         "TAXES" has the meaning set forth in Section 13.1(a).

         "TELERATE PAGE 3750" means the display known as "Telerate Page 3750" (or such other page as may replace Telerate Page 3750 as the display of such service (other than Telerate Service) as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits).

         "TENANT ALLOWANCE" means a cash allowance paid to a tenant by the landlord pursuant to a Lease.

         "TERM LOAN" is defined in Section 2.1(a) hereof.

         "TERM LOAN COMMITMENT" means, with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name on SCHEDULE LC hereto or in the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "TERM LOAN COMMITMENTS" means the aggregate principal amount of the Term Loan Commitments of all the Lenders, the maximum amount of which shall be $250,000,000.

         "TERM LOAN MATURITY DATE" means April 13, 2006, subject to extension to July 13, 2006 as provided in Section 2.3(b); provided, that if such date shall fall on a day that is not a Business Day, then the Term Loan Maturity Date shall be the preceding Business Day.

         "TERM LOAN OBLIGATIONS" means, at any particular time, the outstanding principal amount of the Loans at such time.

         "TI WORK" means any construction or other "build out" of tenant leasehold improvement to the space demised to the applicable tenant under a Lease (excluding such tenant's furniture, fixtures and equipment) performed pursuant to the terms of such Lease, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

         "TOTAL ADJUSTED EBITDA" means, for any quarterly period, (i) net income determined in accordance with GAAP, plus (ii) Total Interest Expense, depreciation and amortization deducted in the calculation of such net income, plus (iii) taxes on income deducted in the calculation of such net income, less
(iv) the gains (and plus the losses) from extraordinary items, asset sales, write-ups, debt forgiveness, asset impairments, mark to market adjustments for marketable securities or fair market valuation adjustments for derivatives included in the calculation of such net income, less (v) the Capital Expenditure Coverage Reserve Amounts divided by four.

         "TOTAL INTEREST EXPENSE" means the sum of (i) interest expense of the Consolidated Businesses paid during such period and (ii) interest expense of the Consolidated Businesses accrued and/or capitalized for such period and (iii) the pro-rata portion of the interest expense of Joint Ventures allocable to the Borrower and paid during such period and (iv) the pro-rata portion of the interest expense of Joint Ventures allocable to the Borrower accrued and/or capitalized for such period, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

         "TOTAL OUTSTANDING INDEBTEDNESS" means, for any period, the sum of (i) the amount of Indebtedness of the Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower, prepared in accordance with GAAP, plus any additional Indebtedness incurred by the Consolidated Businesses since the time of such statements, less any Indebtedness repaid by the Consolidated Businesses since the time of such statements, and
(ii) the outstanding amount of Joint Venture Indebtedness set forth on the then most recent quarterly financial statements of the Borrower or the applicable Joint Venture, prepared in accordance with GAAP, plus any additional Joint Venture Indebtedness incurred by the Joint Ventures since the time of such statements, less any Indebtedness repaid by the Joint Ventures since the time of such statements; provided that all of the foregoing shall only include the Consolidated Businesses' pro rata share of the outstanding and additional Indebtedness, as the case may be, with respect to any Joint Venture, and (iii) the Contingent Obligations of the Consolidated Businesses and the pro-rata portion of Contingent Obligations of the Joint Ventures allocable to the Consolidated Businesses.

         "TOTAL RECOURSE SECURED OUTSTANDING INDEBTEDNESS" means Total Secured Outstanding Indebtedness under the terms of which any of the Consolidated Businesses guarantees or is directly obligated for any portion of such Indebtedness or interest payments thereon (other than Non-Recourse Carve-Outs), including, without limitation, the pro rata share of such recourse Indebtedness of Joint Ventures allocable to any of the Consolidated Businesses.

         "TOTAL SECURED OUTSTANDING INDEBTEDNESS" means the sum of (i) that portion of Total Outstanding Indebtedness that is secured by a Lien, including, without duplication, the pro rata share of such Indebtedness that is Joint Venture Indebtedness allocable to any of the Consolidated Businesses, plus (ii) that portion of Total Outstanding Indebtedness attributable to Consolidated Subsidiaries of the Borrower (or the Joint Ventures) which is recourse to the Borrower or any of the Consolidated Subsidiaries (other than Non-Recourse Carve-Outs), regardless of whether it is secured by a Lien (it being understood that this definition shall not include the Loans hereunder).

         "TOTAL UNENCUMBERED VALUE" means the portion of Total Value attributable to (x) Unencumbered assets (including, without limitation, the Unencumbered New York City Assets and the other Unencumbered Projects, but excluding Investment Funds and service company income) owned or ground-leased under an Eligible Ground Lease by the Consolidated Businesses and the Joint Ventures and (y) the Eligible Encumbered Properties, subject to the limitations set forth in the next paragraph and the following conditions and limitations:
(i) only the amount of unrestricted Cash and Cash Equivalents in excess of $40,000,000 shall be included; (ii) Joint Venture Unencumbered Value for Joint Ventures in which the Borrower's beneficial economic interest is fifty-one percent (51%) or greater shall be included, provided the sale or financing of any Property owned or ground-leased by such Joint Venture is substantially controlled by the Borrower, subject to customary provisions set forth in the organizational documents of such Joint Venture with respect to financings, sales or rights of first refusal granted to other members of such Joint Venture; (iii) Joint Venture Unencumbered Value for Joint Ventures in which the Borrower's beneficial economic interest is less than fifty-one percent (51%) shall be included, provided that a majority of the beneficial economic interests in such Joint Ventures that are not owned by the Consolidated Businesses is owned or controlled by Qualified Joint Venture Partners; (iv) the portion of Total Unencumbered Value attributable to Performing Notes shall be included; (v) Land/Development Unencumbered Value shall be included; and (vi) the portion of Total Unencumbered Value attributable to Unencumbered office and industrial Projects owned or ground-leased under an Eligible Ground Lease by the Consolidated Businesses for less than four (4) fiscal quarters and which have received a certificate of occupancy shall be included.

         Clause (ii) above shall not exceed twenty percent (20%) of Total Unencumbered Value. Clause (iii) shall not exceed ten percent (10%) of Total Unencumbered Value. Clause (iv) above shall not exceed fifteen percent (15%) of Total Unencumbered Value. Clause (v) above shall not exceed ten percent (10%) of Total Unencumbered Value. The sum of clauses (iii), (iv) and (v) above shall not exceed twenty percent (20%) of Total Unencumbered Value.

         "TOTAL UNSECURED OUTSTANDING INDEBTEDNESS" means the sum of (a) that portion of Total Outstanding Indebtedness that is not secured by a Lien plus (b) that portion of Total Outstanding Indebtedness that is secured by a Lien on an Eligible Encumbered Property. Without limiting the foregoing, Total Unsecured Outstanding Indebtedness shall include, without double counting, (i) all amounts outstanding under this Agreement, (ii) all Indebtedness of the Consolidated Businesses, including the Consolidated Businesses' pro rata share of Indebtedness of Joint Ventures, which is not secured by a Lien, (iii) all outstanding undrawn letters of credit of the Consolidated Businesses (and the pro rata share of such letters of credit allocable to any of the Consolidated Businesses) less those outstanding undrawn letters of credit for the benefit of any tenant, prospective tenant or lender at any Real Property to secure the Consolidated Businesses' leasing obligations relating to tenant improvement work or third party leasing commissions which have previously been paid, as evidenced by a schedule provided by the Borrower to the Administrative Agent upon the request of the Administrative Agent.

         "TOTAL VALUE" means (a) the sum of (i) Valuation NOI divided by (A) seven and one-half percent (7.50%) for all New York City Assets, (B) eight and three-quarter percent (8.75%) for all other office Real Property, and (C) nine percent (9.00%) for industrial Real Property; (ii) the Investment in office and industrial Projects owned or ground-leased by the Consolidated Businesses for less than four fiscal quarters; (iii) unrestricted Cash and Cash Equivalents;
(iv) land cost (at book value) and Construction Asset Cost, which credit will be limited to fifteen percent (15%) of Total Value (exclusive of build-to-suit Projects that are seventy-five percent (75%) pre-leased or Projects which are less than seventy-five percent (75%) pre-leased but have a pro-forma yield of ten percent (10%) or more, based upon executed leases and the cost of acquisition plus the estimated cost to complete the same, which estimated cost to complete shall be determined in a manner reasonably acceptable to the Administrative Agent and the Syndication Agent); (v) NOI from all other Real Property not otherwise set forth in this definition, divided by twelve percent (12%); (vi) Servicing EBITDA of the Management Company or other such service companies for the immediately preceding four (4) consecutive quarters, divided by twenty percent (20%); (vii) any investment in or loan to (based on the actual cash investment in or loan to), directly or indirectly, an affiliated or unaffiliated operating company and investments in or loans to Investment Funds either directly or indirectly or joint venture arrangements with Investment Funds, which credit will be limited to $100,000,000 (valued at the lower of cost or market in accordance with GAAP), other than (x) investments in, loans to, or joint venture arrangements with Joint Ventures and (y) Performing Notes; (viii) Performing Notes, which credit will be limited in the aggregate to fifteen percent (15%) of Total Value; and (ix) Eligible Cash 1031 Proceeds;

         less (b) the quotient of the Capital Expenditure Valuation Reserve Amounts for such period, divided by (A) seven and one-half percent (7.50%) for all New York City Assets, (B) eight and three-quarter percent (8.75%) for all other office Property, and (C) nine percent (9.00%) for industrial Property;

         provided, the sum of items (a) (iv), (vii) and (viii) above shall not exceed twenty-five percent (25%) of Total Value.

         "UNENCUMBERED" means, with respect to any asset (other than a Project or a New York City Asset) as of any date of determination, that such asset, the equity interests in such asset and the revenues generated by such asset are not subject to any Liens (excluding Customary Permitted Liens) or preferred equity interests.

         "UNENCUMBERED NEW YORK CITY ASSET" means any Unencumbered Project that is a New York City Asset.

         "UNENCUMBERED PROJECT" means any Project located in the United States that on any date of determination: (a) is owned or ground-leased under an Eligible Ground Lease, (b) is not subject (nor are any equity interests therein subject) to any Liens (excluding Customary Permitted Liens) or preferred equity interests, (c) has been improved with Improvements which (except for any portions of the Project being restored or renovated) (1) have been issued a certificate of occupancy (where available) or is otherwise lawfully occupied for its intended use, and (2) are fully operational, including in each case, an Unencumbered Project that is being renovated or restored and such renovation is proceeding to completion without undue delay from Permit denial, construction delays or otherwise, (d) has not been the subject of an event or occurrence that has had a Material Adverse Effect, and (e) if owned or ground leased by a wholly-owned Subsidiary of the Borrower, such Subsidiary has executed and delivered a Guaranty.

         "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

         "UNSECURED INTEREST EXPENSE" means the interest expense paid, accrued or capitalized on the Total Unsecured Outstanding Indebtedness for the applicable period.

         "VALUATION NOI" means, with respect to any office or industrial Project or any office or industrial Joint Venture (exclusive of projects under development) which has been owned or ground-leased by the Borrower for not less than four consecutive quarters, as of the first day of each fiscal quarter, an amount equal to the NOI relating to such Project or the Borrower's pro rata share of such Joint Venture for the immediately preceding consecutive four fiscal quarters.

         "WHOLLY-OWNED" means, with respect to the ownership of any asset by any Person, that such Person owns 100% of the voting and economic interests in such asset; provided that, with the written approval of the Administrative Agent, such Person may be deemed to wholly-own an asset if it owns less than 100% of the voting and economic interests in such asset so long as such Person owns 100% of the interests generally having the right to vote with respect to such asset and at least 90% of the economic interests in such asset.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

         1.3. ACCOUNTING TERMS. Subject to Section 14.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.4. OTHER TERMS. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

         1.5. RULES OF INTERPRETATION. (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

              (a) The singular includes the plural and the plural includes the singular.

              (b) A reference to any law includes any amendment or modification to such law.

              (c) A reference to any Person includes its permitted successors and permitted assigns.

              (d) The words "include", "includes" and "including" are not limiting.

              (e) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated, and reference to a particular "Exhibit" or "Schedule" refers to that exhibit or schedule to this Agreement unless otherwise indicated.

                                  ARTICLE II.
                           AMOUNTS AND TERMS OF LOANS

         2.1. LOANS.

              (a) Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make a term loan, in Dollars (the "TERM LOAN") to the Borrower on the Funding Date, in an amount equal to such Lender's Pro Rata Share of the principal amount of $250,000,000. The aggregate amount of the Term Loan to be made hereunder shall not exceed Two Hundred Fifty Million Dollars ($250,000,000). The Term Loan shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure. The Term Loan Commitments, with respect to the making of the Term Loan (and not with respect to the obligations of the Lenders to convert or continue any Loans), shall expire on January 20, 2006.

              (b) Notice of Borrowing. The Borrower shall provide to the Administrative Agent a Notice of Borrowing, signed by it (x) no later than 12:00 noon (New York time) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (y) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (iv) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, (v) instructions for the disbursement of the proceeds of the proposed Borrowing,
(vi) an Officer's Certificate of the Borrower with respect to compliance with (including calculation thereof) Sections 10.11(a) and 10.11(e), and (vii) that no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom. Any Notice of Borrowing given pursuant to this Section 2.1(b) shall be irrevocable.

              (c) Making of Term Loans. (i) Each Lender shall deposit an amount equal to its Pro Rata Share of the Term Loan with the Administrative Agent at its office in New York, New York, in immediately available funds, not later than 12:00 noon (New York time) on the Funding Date. Subject to the fulfillment of the conditions precedent set forth in Section 6.1, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on the Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions as set forth in the Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the Funding Date shall not relieve any other Lender of its obligations hereunder to make its Term Loan on the Funding Date. In the event the conditions precedent set forth in Section
6.1 are not fulfilled as of the Funding Date, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

              (ii) The Administrative Agent may assume that each Lender has funded its Term Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Funding Date. If the Term Loan proceeds corresponding to that amount are advanced to the Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the Funding Date, such Lender agrees to pay, and in addition the Borrower, agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Administrative Agent, at the average Federal Funds Rate for such period. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Term Loan as of the Funding Date, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.1(c)(ii) does not relieve any Lender of its obligation to make its Term Loan on the Funding Date.

         2.2. USE OF PROCEEDS OF LOANS. The proceeds of the Loans issued for the account of the Borrower hereunder shall be used for the purposes of general working capital needs of the Borrower and other general corporate purposes, including acquisitions.

         2.3. TERM LOAN MATURITY DATE. (a) The Borrower promises to pay the Term Loan Obligations and all other Obligations in full on the Term Loan Maturity Date.

              (b) So long as (x) no Potential Event of Default or Event of Default has occurred and is continuing and (y) the representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects on and as of such election date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), the Borrower may elect at least fifteen (15) days prior to the Term Loan Maturity Date, to extend the Term Loan Maturity Date for three (3) months as provided in this Section 2.3(b) by providing written notice of such election to the Administrative Agent (which shall promptly notify each of the Lenders). Such notice shall include a confirmation in writing from the Borrower of its agreement to comply with the covenant set forth in Section 2.3(c) and a certification as to the matters set forth in clauses (x) and (y) in the preceding sentence. If on the initial Term Loan Maturity Date (i) no Potential Event of Default under Section 11.1(a)(ii) or Section 11.1(f) or Event of Default has occurred and is continuing, (ii) the Borrower pays to the Administrative Agent, for the pro rata benefit of the Lenders based on their Pro Rata Shares, an extension fee equal to 0.25% of the then outstanding principal amount of the Loans, and (iii) the Borrower has given written notice to the Administrative Agent of such election to extend the Term Loan Maturity Date within the time frame set forth in this Section 2.3(b), the Term Loan Maturity Date shall be extended to June __, 2006 (the period from the initial Term Loan Maturity Date until the Term Loan Maturity Date as so extended being referred to herein as the "Extension Period").

              (c) The exercise of the Borrower's extension option pursuant to
Section 2.3(b) shall constitute and be deemed an agreement by the Borrower to deliver to the Administrative Agent, on or prior to the Term Loan Maturity Date (unless the Obligations are repaid in full prior to such date), mortgages on the Acquisition Properties and related title insurance and legal opinions, in each case reasonably satisfactory to the Administrative Agent. To facilitate such delivery, the Administrative Agent shall perform its legal due diligence, including title, environmental, survey and zoning review, and the Borrower and the Administrative Agent shall negotiate the forms of the mortgages, title insurance and legal opinions, promptly after the commencement of the Extension Period. The Borrower shall cooperate diligently with the Administrative Agent in delivering the due diligence materials requested by the Administrative Agent and negotiating the mortgages, title insurance and legal opinions, and the Borrower shall pay all reasonable expenses of the Administrative Agent associated therewith, including title search, environmental, survey and zoning report costs, reasonable legal fees and, if mortgages are recorded, all applicable mortgage recording taxes and title insurance premiums. The Borrower shall execute, notarize and deliver such mortgages to the Administrative Agent on or before the Term Loan Maturity Date (as extended), but the Administrative Agent shall not record same unless the Obligations are not repaid in full on or prior to the Term Loan Maturity Date (as extended).

         2.4. AUTHORIZED AGENTS. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the employees and agents authorized to request the Term Loan and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent, the Arranger, and the Lenders shall be entitled to rely conclusively on such employee's or agent's authority to request the Term Loan or such conversion/continuation until the Administrative Agent and the Arranger receive written notice to the contrary. Neither the Administrative Agent nor the Arranger shall have any duty to verify the authenticity of the signature appearing on the Notice of Borrowing or any Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such conversion/continuation, the Administrative Agent and the Arranger shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Administrative Agent, the Arranger or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent or the Arranger believe to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Administrative Agent, the Arranger and each Lender from any loss or expense the Administrative Agent, the Arranger or the Lenders might incur in acting in good faith as provided in this Section 2.4; provided, however, that Borrower shall not indemnify the applicable party for acts resulting from its own gross negligence or willful misconduct.

                                  ARTICLE III.
                              INTENTIONALLY OMITTED



                                  ARTICLE IV.
                            PAYMENTS AND PREPAYMENTS

         4.1. PREPAYMENTS.

              (a) Voluntary Prepayments. The Borrower may, at any time and from time to time, prepay the Loans, in part or in their entirety, subject to the following limitations. The Borrower shall give at least three (3) Business Days prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender) of any prepayment in the entirety to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in such notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess of that amount (or such lesser amount in the event the unpaid principal amount of any Loan is less than such minimum prepayment amount). Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f). Any amounts repaid pursuant to this Agreement may not be reborrowed.

              (b) No Penalty. The prepayments and payments in respect of reductions and terminations described in clause (a) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

              (c) Mandatory Prepayment.

                  (i) If at any time from and after the Closing Date: (i) the Company or the Borrower merges or consolidates with another Person and the Company or Borrower, as the case may be, is not the surviving entity and does not control the management of such surviving entity, or
         (ii) the Company, the Borrower, any of its Affiliates or Consolidated Subsidiaries or the Management Company ceases to provide property management and leasing services to at least 80% of the total number of Projects in which the Borrower has a direct ownership interest (the date any such event shall occur being the "PREPAYMENT DATE"), the Borrower shall prepay the Loans in their entirety as if the Prepayment Date were the Term Loan Maturity Date. The Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid.

                  (ii) If the Borrower, the Company or any Subsidiary receives any Net Offering Proceeds or any Eligible Net Cash Proceeds, the Borrower shall apply 100% of such Net Offering Proceeds and Eligible Net Cash Proceeds to the prepayment of the Loans on the date such Net Offering Proceeds or Eligible Net Cash Proceeds are received until such time as the outstanding principal amount of the Loans on such date is less than 60% of the excess, if any, of (a) the aggregate purchase price of the Acquisition Properties which are Unencumbered over (b) the aggregate book value of the Acquisition Properties that have been sold, transferred or otherwise disposed of by the Borrower and its Subsidiaries since the Closing Date.

In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay accrued interest to the date of such prepayment on the amount prepaid and any applicable expenses pursuant to Section 5.2(f). Each such prepayment shall be applied to prepay ratably the Loans of the Lenders in accordance with Section 4.2(b). Any such repayment shall be applied first to Base Rate Loans and second to Eurodollar Rate Loans. Amounts prepaid pursuant to this Section 4.1(c) may not be reborrowed. Such prepayment shall not affect any rights and remedies that the Agents and Lenders may otherwise have hereunder.

         4.2. PAYMENTS.

              (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, the Arranger or any Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Administrative Agent (or Arranger) as it may designate, for the account of the Administrative Agent, the Arranger, or such Lender, as the case may be; and funds received by the Administrative Agent (or Arranger) not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent (or Arranger) after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them by the Administrative Agent promptly after receipt thereof.

              (b) Apportionment of Payments. (i) Subject to the provisions of
Section 4.2(b)(iv), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied in the following order:

                            (A) to pay principal of and interest on any portion
              of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than GSMC for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                            (B) to pay all other Obligations then due and
              payable, and

                            (C) as the Borrower so designates.

Unless otherwise designated by the Borrower, all principal payments in respect of its Loans shall be applied first, to repay its outstanding Base Rate Loans, and then to repay its outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

                  (ii) After the occurrence of an Event of Default and while the same is continuing which results in an acceleration of the Obligations in accordance with Section 11.2, the Administrative Agent shall apply all payments in respect of any Obligations in the following order:

                            (A) first, to pay principal of and interest on any
              portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than GSMC for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                            (B) second, to pay Obligations in respect of any
              fees, expense reimbursements or indemnities then due to the Administrative Agent;

                            (C) third, to pay Obligations in respect of any
              fees, expense reimbursements or indemnities then due to the Lenders;

                            (D) fourth, to pay interest due in respect of Loans;

                            (E) fifth, to the ratable payment or prepayment of
              principal outstanding on Loans; and

                            (F) sixth, to the ratable payment of all other
              Obligations.

The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves. The order of priority set forth in clauses (A) and (B) of this Section 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

                  (iii) Subject to Section 4.2(b)(iv), the Administrative Agent shall promptly distribute to the Arranger and each Lender at its primary address set forth on SCHEDULE LC hereto or as set forth in the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                  (iv) In the event that any Lender fails to fund its Pro Rata Share of the Term Loan which such Lender is obligated to fund under the terms of this Agreement (the funded portion of the Term Loan being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Term Loan Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                            (A) the foregoing provisions of this Section
              4.2(b)(iv) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);

                            (B) a Lender shall be deemed to have cured its
              failure to fund its Pro Rata Share of the Term Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of the Term Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(iv), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued; and

                            (C) regardless of whether or not an Event of Default
              has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to its outstanding Base Rate Loans shall be applied first, ratably to its Base Rate Loans constituting Non Pro Rata Loans and second, ratably to its Base Rate Loans other than those constituting Non Pro Rata Loans.

              (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(iii), the next preceding Business Day).

         4.3. PROMISE TO REPAY; EVIDENCE OF INDEBTEDNESS.

              (a) Promise to Repay. The Borrower hereby agrees to pay when due, without setoff or counterclaim, the principal amount of the Term Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrower shall execute and deliver to each Lender on or prior to the Closing Date, a promissory note, in the form of EXHIBIT B attached hereto with blanks appropriately completed, evidencing the Term Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Term Loans made to it owing to the Lenders after giving effect to any assignment thereof pursuant to Section 14.1, all in the form of EXHIBIT B attached hereto with blanks appropriately completed (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "NOTES"; and "NOTE" means any one of the Notes).

              (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Indebtedness of the Borrower to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

              (c) Control Account. The Register maintained by the Administrative Agent pursuant to Section 14.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of the Loans made hereunder, any conversion or continuation of the Loans, including the type of Loan and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

              (d) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

              (e) No Recourse. Notwithstanding anything contained in this Agreement, any Note, or the Guaranties to the contrary, it is expressly understood and agreed that nothing herein or therein shall be construed as creating any liability on any Limited Partner, or any partner, officer, shareholder or director of any Limited Partner or any officer, trustee, member, director, or employee of the Borrower or any Guarantor, to pay any of the Obligations other than liability arising under applicable law from or in connection with (i) its own fraud or (ii) the misappropriation or misapplication by it of proceeds of the Loans; but nothing contained in this Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent, the Arranger or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or such other Persons to pay money.

                                   ARTICLE V.
                                INTEREST AND FEES

         5.1. INTEREST ON THE LOANS AND OTHER OBLIGATIONS.

              (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the Funding Date and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:

                            (i) If a Base Rate Loan or such other Obligation, at
              a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Margin for Base Rate Loans; and

                            (ii) If a Eurodollar Rate Loan, at a rate per annum
              equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the then Applicable Margin for Eurodollar Loans.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time the Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default has occurred and is continuing or if Eurodollar Rate Loans are not available pursuant to Section 5.2(d) or (e). If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

              (b) Interest Payments. (i) Interest accrued on each Loan, whether a Base Rate Loan or a Eurodollar Loan shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the Funding Date, (B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of the Loan.

              (ii) Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first (1st) Business Day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

              (c) Conversion or Continuation. (i) The Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 5.1(c) shall be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount, except in the case of a conversion into or a continuation of the entire Borrowing of Non Pro Rata Loans.

              (ii) To convert or continue a Loan under Section 5.1(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.1(c)(ii), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar written form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section 5.1(c)(ii) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Eurodollar Interest Period applicable thereto, such Loans shall automatically be converted to a Base Rate Loan.

              (d) Default Interest. Notwithstanding the rates of interest specified in Section 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of the Loans and other Obligations shall bear interest at a rate equal to (A) in the case of any Eurodollar Rate Loans outstanding as of the date of occurrence of any Event of Default, the sum of (x) the applicable Eurodollar Rate, plus (y) six percent (6.0%) per annum, and (B) in the case of any Base Rate Loan (including any Eurodollar Loan that is converted to a Base Rate Loan at maturity) the sum of (x) the Base Rate, as in effect from time to time as interest accrues, plus (y) five percent (5.0%) per annum.

              (e) Computation of Interest. Interest on all obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the Funding Date or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded.

              (f) Eurodollar Rate Information. Upon the request of the Borrower, the Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

         5.2. SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

              (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be in a minimum principal amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount.

              (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 5.1(c), the Borrower shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, a "EURODOLLAR INTEREST PERIOD") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) The Borrower may only select a Eurodollar Interest Period of one, two, or three months in duration;

                  (ii) In the case of immediately successive Eurodollar Interest Periods, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                  (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, such Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                  (iv) The Borrower may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Term Loan Maturity Date;

                  (v) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal of which the Borrower is aware on the date of such request, in the case of a payment pursuant to Section 4.1(c) hereof; and

                  (vi) There shall be no more than five (5) Eurodollar Interest Periods in effect at any time with respect to Eurodollar Rate Loans.

         (c) Determination of Eurodollar Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "EURODOLLAR INTEREST RATE DETERMINATION DATE"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone or by facsimile confirmed in writing) to the Borrower and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

         (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before any Eurodollar Interest Rate Determination Date:

                  (i) the Administrative Agent is advised by the Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market for such Eurodollar Interest Period;

                  (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

                  (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans to be continued or converted will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in an amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

         (e) Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

                  (ii) When notice is given by a Lender under Section 5.2(e)(i),
         (A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans to the Borrower shall be immediately suspended, and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

                  (iii) If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans to the Borrower shall thereupon be restored.

         (f) Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 5.1 and Article XIII, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans or to the Borrower, but excluding any loss of Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), other than pursuant to Sections 5.2(d) or (e), or (ii) if for any reason any Eurodollar Rate Loan is prepaid (other than pursuant to Section 5.2(d) or (e)) or converted on a date which is not the last day of the applicable Eurodollar Interest Period or (iii) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

         (g) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections
4.2 or 5.2(f) or Article XIII as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

         (h) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

         (i) Adjusted Eurodollar Rate. Any failure by any Lender to take into account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

         (j) Application of Mandatory Prepayments. The principal amount of any mandatory prepayment pursuant to Section 4.1(c) hereof, shall be applied, first, to the outstanding Base Rate Loans and then, to the outstanding Eurodollar Rate Loans. Unless the Borrower otherwise pays breakage costs in accordance with
Section 5.2(f), the Administrative Agent shall hold such principal amounts allocated for prepayment of Eurodollar Rate Loans until the end of the applicable Eurodollar Interest Periods) and, during the interim period, shall invest said sums in Cash Equivalents. Interest earned thereon shall be forwarded to the Borrower upon the payment of the Eurodollar Rate Loans at the end of said Eurodollar Interest Period. Interest shall continue to accrue on the principal amount of such Eurodollar Rate Loans until so paid.



                                  ARTICLE VI.
                               CONDITIONS TO LOANS

         6.1. CONDITIONS PRECEDENT TO THE LOANS. The obligation of each Lender on the Funding Date to make the Term Loan requested to be made by it shall be subject to the satisfaction of all of the following conditions precedent:

              (a) Documents. The Administrative Agent shall have received on or before the Funding Date all of the following:

                  (i) this Agreement, the Notes, and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as EXHIBIT E and made a part hereof, each duly executed, and in form and substance satisfactory to the Agents; without limiting the foregoing, the Borrower hereby directs its counsel, Fried Frank Harris Shriver & Jacobson LLP to prepare and deliver to the Agents, the Lenders, and Bingham McCutchen LLP the legal opinions referred to in such List of Closing Documents; and

                  (ii) such additional documentation as the Agents may reasonably request.

         (b) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to
(i) enjoin, prohibit or restrain the making of the Term Loan on the Funding Date or (ii) impose or result in the imposition of a Material Adverse Effect.

         (c) No Change in Condition. No change in the business, assets, management, operations, financial condition or prospects of the Borrower or any of its Properties shall have occurred since September 30, 2005 which change, in the judgment of the Administrative Agent, will have a Material Adverse Effect.

         (d) Interim Liabilities and Equity. Except as disclosed to the Arranger and the Lenders, or as permitted under the Existing Revolving Credit Agreement (including as set forth on Schedule 6.1(d) thereto), since September 30, 2005, neither the Borrower nor the Company shall have (i) entered into any (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business,
(ii) declared or paid any dividends or other distributions other than in the ordinary course of business, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities.

         (e) No Loss of Material Agreements and Licenses. Since September 30, 2005, no agreement or license relating to the business, operations or employee relations of the Borrower or any of its Real Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent, would result in a Material Adverse Effect.

         (f) No Market Changes. Since the Closing Date no material adverse change shall have occurred in the conditions in the capital markets.

         (g) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans.

         (h) Representations and Warranties. As of the Funding Date, both before and after giving effect to the Loans, all of the representations and warranties of the Borrower contained in Sections 7.1, 9.12(b) and 9.14 and all of the representations of the Borrower and the Guarantors in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

         (i) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Agents and the Lenders, as applicable, all fees due and payable on or before the Funding Date and all expenses due and payable on or before the Funding Date, including, without limitation, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.

         (j) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from such Lender notice that, in the reasonable judgment of such Lender, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain such Lender's making of the Loan.

         (k) Acquisition. The Administrative Agent shall receive evidence satisfactory to it of the closing of the Acquisition substantially concurrently with the funding of the Term Loan on the Closing Date.

                                  ARTICLE VII.
                         REPRESENTATIONS AND WARRANTIES

         7.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower described herein, the Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

              (a) Organization; Powers. (i) The Borrower (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, and (D) is a partnership for federal income tax purposes.

                  (ii) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

                  (iii) True, correct and complete copies of the Organizational Documents of the Borrower and the Company identified on SCHEDULE 7.1-A have been delivered to Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth or indicated therein or as otherwise permitted hereby and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents. Borrower shall update
SCHEDULE 7.1-A from time to time in order to keep said Schedule true and correct.

                  (iv) Neither the Borrower nor the Company is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

              (b) Authority. (i) The Company has the requisite power and authority to execute and deliver this Agreement on behalf of the Borrower and each of the other Loan Documents which are required to be executed on behalf of the Borrower as required by this Agreement. The Company is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrower and is the sole general partner of the Borrower.

                  (ii) The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by the Borrower and to which the Borrower is a party and the consummation of the transactions contemplated thereby are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action (and, in the case of the Company acting on behalf of the Borrower in connection therewith, all necessary corporate action of the Company) and such authorization has not been rescinded. No other partnership or corporate action or proceedings on the part of the Borrower or the Company is necessary to consummate such transactions.

                  (iii) Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity. Each of the Loan Documents to which Borrower is a party is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Company, the Borrower and the Borrower's Subsidiaries on or before the Funding Date have been performed or complied with, and no Potential Event of Default or Event of Default exists.

              (c) Subsidiaries; Ownership of Capital Stock and Partnership Interests. (i) SCHEDULE 7.1-C (A) contains a diagram indicating the corporate structure of the Company, the Borrower and any other Person in which the Company or the Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of equity Securities of the Company, the Borrower and the Subsidiaries of the Borrower, and (3) the ownership interest of the Borrower, the Company and the Subsidiaries of the Borrower in all Joint Ventures. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities options) outstanding with respect to such Securities, except as noted on SCHEDULE 7.1-C. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrower and its Subsidiaries are duly authorized and validly issued. Attached hereto as part of
SCHEDULE 7.1-C is a true, accurate and complete copy of the Borrower Partnership Agreement as in effect on the Closing Date and the Borrower Partnership Agreement has not been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date, except as otherwise permitted hereby. Borrower shall update SCHEDULE 7.1-C as of the first day of each fiscal quarter, and shall deliver the same together with the Quarterly Compliance Certificates, to the extent required, in order to keep said Schedule true and correct.

                  (ii) Except where failure would not have a Material Adverse Effect, each of the Subsidiaries of the Borrower: (A) is a corporation, limited liability company or partnership, as indicated on SCHEDULE 7.1-C, duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would have a Material Adverse Effect, and (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

                  (iii) As to each Guarantor, a provision similar, as applicable to (a), (b) and (c) above shall be included in each such Subsidiary's Guaranty, and the Borrower shall be deemed to make for itself and on behalf of such Subsidiary a representation as to such provisions.

              (d) No Conflict. The execution, delivery and performance of each of the Loan Documents to which the Borrower, the Company or any Guarantor is a party, and the consummation of the transactions expressly contemplated thereby respectively, do not and will not (i) conflict with the Organizational Documents of the Borrower, the Company or any Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or material Contractual Obligation of the Borrower, the Company or any Guarantor, or require termination of any such material Contractual Obligation which would subject the Administrative Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower, the Company or any Guarantor, or (iv) require any approval of shareholders of the Company (other than such approvals that have been obtained and are in full force and effect).

              (e) Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Borrower, the Company or any Guarantor is a party and the consummation of the transactions expressly contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

              (f) Governmental Regulation. None of the Borrower, the Company or the Guarantors is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness as contemplated by this Agreement.

              (g) Financial Position. Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative Agent: annual unaudited financial statements of the Borrower, annual audited financial statements of the Company for the fiscal year ended December 31, 2004 and unaudited financial statements of the Company for the fiscal quarter ended September 30, 2005. All annual financial statements of the Borrower shall be accompanied by an Officer's Certificate of the Borrower, and shall be certified by the Chief Financial Officer of the Borrower as fairly presenting in all material respects the financial position of the Borrower. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions as of the date referred to therein, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrower and the Company. Neither the Borrower nor the Company has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments not reflected in its financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing on or prior to the Closing Date, which will have a Material Adverse Effect.

              (h) Indebtedness. SCHEDULE 7.1-H sets forth, as of September 30, 2005, all Indebtedness for borrowed money of each of the Borrower, the Company and their respective Subsidiaries and, except as set forth on SCHEDULE 7.1-H, there are no defaults in the payment of principal of or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness) since September 30, 2005.

              (i) Litigation; Adverse Effects. Except as set forth in SCHEDULE 7.1-I, as of the Closing Date, there is no action, suit, proceeding, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Company, the Borrower or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which is reasonably likely to result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the Borrower. None of the Company, the Borrower or any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have a Material Adverse Effect.

              (j) No Material Adverse Effect. Since September 30, 2005, there has occurred no event which has had a Material Adverse Effect.

              (k) Intentionally Omitted.

              (l) Payment of Taxes. All material tax returns, reports and similar statements or filings of the Company, the Borrower and their respective Subsidiaries required to be filed have been timely filed (or extensions to file have been obtained), and, except for Customary Permitted Liens, all material taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other material taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and its Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and (ii) hereinabove. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect.

              (m) Performance. To the knowledge of the Borrower, neither the Company, the Borrower nor any of their Subsidiaries has received any written notice or citation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation; in each case, except where such default or defaults, if any, will not have a Material Adverse Effect.

              (n) Disclosure. The representations and warranties of the Borrower and the Guarantors contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent or any Lender pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, taken as a whole, not misleading. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause
(n) with respect to its projections of future events or for any financial projections.

              (o) Requirements of Law. Each of the Borrower and each of its Subsidiaries is in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have a Material Adverse Effect.

              (p) Environmental Matters.

                  (i) Except as disclosed on SCHEDULE 7.1-P (the Borrower shall update SCHEDULE 7.1-P as of the first day of each fiscal quarter, and deliver the same together with the Quarterly Compliance Certificates, to the extent required, in order to keep said Schedule true and correct):

                           (A) the operations of the Borrower, each of its
                  Subsidiaries, and their respective Properties comply with all applicable Environmental, Health or Safety Requirements of Law, except to the extent any failure to do so would not have a Material Adverse Effect;

                           (B) the Borrower and each of its Subsidiaries have
                  obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits, except to the extent any failure to do so would not have a Material Adverse Effect;

                           (C) to the knowledge of the Borrower, none of the
                  Borrower, its Subsidiaries or any of their respective present or past Properties or operations are subject to or are the subject of any investigation of any Governmental Authority, judicial or administrative proceeding, order, judgment or decree, negotiations, agreement or settlement respecting (I) any Remedial Action, (II) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (III) any violation of or liability under any Environmental, Health or Safety Requirement of Law, except to the extent none of the foregoing would have a Material Adverse Effect;

                           (D) none of Borrower or any of its Subsidiaries has
                  filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant; (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law with respect to any of the foregoing, the substance of which would have a Material Adverse Effect;

                           (E) none of the Borrower's or any of its
                  Subsidiaries' present or past Property is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                           (F) to the knowledge of the Borrower, none of the
                  Borrower or any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

                           (G) to the best of the Borrower's knowledge, there is
                  not now, and to the Borrower's knowledge there has never been, on or in any Project (I) any treatment, recycling, storage away from the site of generation or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent, (II) any solid waste management facility,
                  (III) any underground storage tanks the presence or use of which is in violation of applicable Environmental, Health or Safety Requirements of Law, (IV) any asbestos-containing material which, in its present state, such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect; or (V) any polychlorinated biphenyls
                  (PCB) used in hydraulic oils, electrical transformers or other Equipment, which, in any such case, would subject the Borrower or its Subsidiaries or their respective Properties to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect;

                           (H) to the knowledge of the Borrower, none of the
                  Borrower or any of its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment which would result in a Material Adverse Effect;

                           (I) none of the Borrower or any of its Subsidiaries
                  has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment which will result in a Material Adverse Effect;

                           (J) no Environmental Lien has attached to any
                  Property of the Borrower or any of its Subsidiaries (other than those otherwise permitted hereunder) or which do not constitute an Event of Default; and

                           (K) no Property of the Borrower or any of its
                  Subsidiaries is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and/or such Subsidiary whose Property is subject thereto has complied in all material respects with the requirements of such acts.

              (q) ERISA. As of the date hereof, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than those listed on SCHEDULE 7.1-Q hereto. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in SCHEDULE 7.1-Q, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and each of its Subsidiaries is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412 (a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, or 4204 of ERISA which would have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4069 or 4212 (c) of ERISA or has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan has been furnished to the Administrative Agent and is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan which would have a Material Adverse Effect. Neither the Borrower, nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 7.1-Q, which shall be updated by Borrower as of the first day of each fiscal quarter, to the extent required, neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

              (r) Securities Activities. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock except as described on SCHEDULE 7.L-R.

              (s) Solvency. After giving effect to the Term Loans to be made on the Funding Date, the Acquisition, and the disbursement of the proceeds of such Term Loan pursuant to the Borrower's instructions, each of the Borrower and each Guarantor is Solvent.

              (t) Insurance. SCHEDULE 7.1-T accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. The Borrower has delivered to the Administrative Agent certificates of insurance or other satisfactory evidence of all insurance policies set forth on SCHEDULE 7.1-T. Such insurance policies and programs or their replacements obtained in compliance with Section
9.5 are currently in full force and effect, in compliance with the requirements of Section 9.5 hereof and provide coverage against such casualties and contingencies as are commercially reasonable and in accordance with the customary and general practices of businesses having similar operations and real estate portfolios in similar geographic areas and are in amounts, containing such terms, in such forms and for such periods as are reasonable and prudent for such businesses. Borrower shall update SCHEDULE 7.1-T, to the extent required, in order to keep said Schedule true and correct.

              (u) REIT Status. The Company qualifies as a REIT under the Internal Revenue Code.

              (v) Ownership of Projects, Joint Ventures and Property. Ownership of all wholly owned Projects, Joint Ventures and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by the Company.

              (w) Title to Properties. The Borrower, the Guarantors and their respective Subsidiaries that own Real Property each has good title to all of its respective Real Property purported to be owned by it, including, without limitation, that:

                  (a) Either (i) the Borrower or (ii) a Guarantor is the owner of or the holder of a fee or ground leasehold interest (under an Eligible Ground Lease) in the Unencumbered Projects and Unencumbered New York City Assets which are wholly-owned or ground-leased by the Borrower and the Consolidated Businesses, free from any Lien, except for Customary Permitted Liens, or preferred equity interest.

                  (b) The Company, the Borrower and their Consolidated Subsidiaries will, as of the Closing Date, own all of the assets as reflected in the financial statements of the Borrower and the Company described in Section 7.1(g) or acquired since the date of such financial statements (except property and assets sold or otherwise disposed of in the ordinary course of business since that date).

                                 ARTICLE VIII.
                               REPORTING COVENANTS

         The Borrower covenants and agrees that so long as any Term Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

         8.1. BORROWER ACCOUNTING PRACTICES. The Borrower shall maintain, and cause each of its consolidated Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.

         8.2. FINANCIAL REPORTS. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the Lenders):

              (a) Quarterly Reports.

              (i) Borrower Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, and, in comparative form, the corresponding figures for the corresponding dates and periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower as of the dates indicated and the consolidated results of its operations and cash flow for the months indicated in accordance with GAAP, subject to normal adjustments.

              (ii) Company Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company and its consolidated Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding dates and period of the previous Fiscal Year, certified by an Authorized Financial Officer of the Company as fairly presenting in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the date indicated and the consolidated results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

              (iii) Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this
         Section 8.2, Officer's Certificates of the Borrower and the Company in the form of EXHIBIT F hereto (the "QUARTERLY COMPLIANCE CERTIFICATES"), signed by the Borrower's and the Company's respective Authorized Financial Officers representing and certifying (1) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the consolidated financial condition of the Company and its Consolidated Subsidiaries, for the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, the nature and period of existence thereof and what action the Company and/or the Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations in the form of EXHIBIT G hereto for the period then ended which demonstrate whether there has been compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.2, 10.6, 10.7, 10.11, and 10.12 hereof and, when applicable, that no Event of Default described in Section 11.1 exists,
         (3) a schedule of the Borrower's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Total Adjusted EBITDA, and (5) a schedule of Adjusted Unencumbered NOI.

              (b) Annual Reports.

              (i) Borrower Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, the Financial Statements of the Borrower and its Subsidiaries as at the end of such Fiscal Year, accompanied by an Officer's Certificate of the Borrower, signed by the Chief Financial Officer of the Borrower, that such Financial Statements fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP consistently applied, and which Officer's Certificate shall explain any inconsistencies between the Financial Statements of the Borrower and the Financial Statements of the Company.

              (ii) Company Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year,
         (i) the Financial Statements of the Company and its consolidated Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries as of the end of and for the prior Fiscal Year; (ii) a report with respect thereto of Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent (it being understood that any "Big Four" certified public accountants are acceptable to the Administrative Agent), which report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except for changes with which Ernst & Young LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

              (iii) Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clauses (i) and (ii) of this Section 8.2(b), Officer's Certificates of the Borrower and the Company in the form of EXHIBIT F hereto (the "ANNUAL COMPLIANCE CERTIFICATES" and, collectively with the Quarterly Compliance Certificates, the "COMPLIANCE CERTIFICATES"), signed by the Borrower's and the Company's respective Authorized Financial Officers, representing and certifying
         (1) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the consolidated financial condition of the Company and its consolidated Subsidiaries, for the accounting period covered by such reports, that such review has not disclosed the existence at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, the nature and period of existence thereof and what action the Company and/or the Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations in the form of EXHIBIT G hereto for the period then ended which demonstrate whether there has been compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.2, 10.6, 10.7, 10.11, and 10.12 hereof and, when applicable, that no Event of Default described in Section 11.1 exists,
         (3) a schedule of the Borrower's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Total Adjusted EBITDA and (5) a schedule of Adjusted Unencumbered NOI.

              (iv) Tenant Bankruptcy Reports. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies three and one half percent (3.5%) or more of the gross leasable area in the Projects in the aggregate. The Borrower shall deliver to the Administrative Agent and the Lenders, immediately upon the Borrower's learning thereof, of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Projects which tenant occupies three and one half percent (3.5%) or more of the gross leasable area in the Projects in the aggregate.

              (v) Update of Schedule 7.1-C. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, the Borrower shall deliver an update of Schedule 7.1-C.

         8.3. EVENTS OF DEFAULT. Promptly upon the Borrower obtaining knowledge
(a) of any condition or event which constitutes an Event of Default or Potential Event of Default; (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e); or (c) of any condition or event which has a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent (with copies for each of the Lenders) an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower has taken, is taking and proposes to take with respect thereto.

         8.4. LAWSUITS. (i) Promptly upon the Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 7.1(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more and is not covered by the Borrower's or such Subsidiary's insurance, the Borrower shall give written notice thereof to the Administrative Agent (with copies for each of the Lenders) and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Administrative Agent and the Lenders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in an amount equal to or in excess of $50,000,000 (to the extent not previously reported) against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Administrative Agent and the Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 8.4, the Borrower upon request of the Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably requested and available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters. Notwithstanding the foregoing, the Borrower shall not be required to disclose any information which is subject to the attorney-client privilege.

         8.5. INSURANCE. As soon as practicable and in any event by January 31st of each calendar year, the Borrower shall deliver to the Administrative Agent (with copies for each of the Lenders) (i) a report in form and substance reasonably satisfactory to the Administrative Agent, outlining all insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) an Officer's Certificate signed by an Authorized Financial Officer of the Borrower certifying that all premiums with respect to such coverage have been paid when due.

         8.6. ERISA NOTICES. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the Lenders), at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

              (a) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that an ERISA Termination Event has occurred, a written statement of an Authorized Financial Officer of the Borrower describing such ERISA Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

              (b) within fifteen (15) Business Days after the Borrower knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to the Borrower, any ERISA Affiliate or any Plan, a statement of an Authorized Financial Officer of the Borrower describing such transaction with respect to the Borrower, any ERISA Affiliate or any Plan and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

              (c) within fifteen (15) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (Form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

              (d) within fifteen (15) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

              (e) within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all written communications received by the Borrower or any ERISA Affiliate with respect to such request;

              (f) within fifteen (15) Business Days after the occurrence of any material increase in the benefits of any existing Benefit Plan or Multiemployer Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

              (g) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

              (h) within fifteen (15) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter to the extent any of the foregoing would have a Material Adverse Effect;

              (i) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

              (j) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment which failure has not been cured, a notification of such failure; and

              (k) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or has given written notice that it will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings. For purposes of this
Section 8.6, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the "Administrator" of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

         8.7. ENVIRONMENTAL NOTICES. The Borrower shall notify the Administrative Agent (with copies for each of the Lenders) in writing, promptly upon any officer of the Borrower responsible for the environmental matters at any Property of the Borrower learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

              (a) notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect;

              (b) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which would have a Material Adverse Effect;

              (c) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;

              (d) notice of violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law which violation would have a Material Adverse Effect;

              (e) commencement or written threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect; or

              (f) any proposed acquisition of stock, assets, real estate, or leasing of Property by the Borrower or any of its Subsidiaries that would subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs which would result in a Material Adverse Effect.

         8.8. LABOR MATTERS. The Borrower shall notify the Administrative Agent (with copies for each of the Lenders) in writing, promptly upon the Borrower's learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries is reasonably expected to become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons and other facilities) which would result in a Material Adverse Effect.

         8.9. NOTICES OF ASSET SALES AND/OR ACQUISITIONS. The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following events affecting the Company, the Borrower or their respective Subsidiaries not less than five (5) Business Days prior to the occurrence thereof: (a) (i) an Asset Sale or (ii) the sale of assets other than Real Property, in a single transaction or series of related transactions after the date hereof and within the two preceding calendar quarter periods, for consideration in excess of $50,000,000, (b) an acquisition of assets, in a single transaction or series of related transactions within the two preceding calendar quarter period, for consideration in excess of $50,000,000, (c) the grant of a Lien with respect to (i) an Unencumbered Project or Unencumbered New York City Asset or (ii) assets (other than Real Property), in a single transaction or series of related transactions within the two preceding calendar quarter periods, for consideration in excess of $50,000,000, and (d) a release from an escrow account of the proceeds of a qualified, deferred exchange under ss.1031 of the Internal Revenue Code. In addition, simultaneously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying that Borrower is in compliance with this Agreement and the other Loan Documents both on a historical basis and on a pro forma basis, exclusive of the property sold, transferred and/or encumbered and inclusive of the property to be acquired or the indebtedness to be incurred.

To the extent such proposed transaction would result in a failure to comply with the covenants set forth herein or in the Existing Revolving Credit Agreement, the Borrower shall (i) apply the proceeds of such transaction (together with such additional amounts as may be required), to prepay the Obligations and the Obligations under the Existing Revolving Credit Agreement in an aggregate amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations and the Obligations under the Existing Revolving Credit Agreement so that Borrower will be in compliance with the covenants set forth herein and in the Existing Revolving Credit Agreement upon the consummation of the contemplated transaction (with such application to the Obligations and the Obligations under the Existing Revolving Credit Agreement being made at the determination of the Borrower), to the extent such proceeds are not applied pursuant to clauses (ii) or (iii); (ii) to the extent applicable, segregate the net proceeds of such transaction in an escrow account with the Administrative Agent or with a financial institution reasonably acceptable to the Administrative Agent (including the Administrative Agent under the Existing Revolving Credit Agreement) and apply such net proceeds solely to a qualified, deferred exchange under ss.1031 of the Internal Revenue Code that results in compliance with the covenants set forth herein and in the Existing Revolving Credit Agreement upon the consummation of the contemplated transaction, or with the prior written approval of the Requisite Lenders to another use, to the extent such proceeds are not applied pursuant to clauses (i) or (iii); or (iii) to the extent applicable, complete an exchange of such assets for other real property of equivalent value under ss.1031 of the Internal Revenue Code that results in compliance with the covenants set forth herein and in the Existing Revolving Credit Agreement upon the consummation of the contemplated transaction, to the extent such proceeds are not applied pursuant to clauses (i) or (ii). The Borrower shall also apply the Eligible Net Cash Proceeds of any Asset Sale as required by Section 4.1(c)(ii) hereof.

         8.10. NOTICES OF JOINT VENTURES. The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following not less than two (2) Business Days prior to the occurrence thereof: (a) the acquisition of an interest in a Joint Venture in excess of $5,000,000, (b) the investment of an amount in excess of $5,000,000 in a Joint Venture of which the Administrative Agent and the Lenders have not previously received notice, and
(c) the sale of an interest in a Subsidiary that results in the same becoming a Joint Venture. Simultaneously with the delivery of the Compliance Certificates, the Borrower shall deliver to the Administrative Agent and the Lenders written notice of the formation of any other Joint Venture.

         8.11. TENANT NOTIFICATIONS. The Borrower shall promptly notify the Administrative Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than three and one half percent (3.5%) of the Borrower's share of annual base rent (as reported in the Borrower's most recent quarterly financial statements) is attributable to such tenant.

         8.12. OTHER REPORTS. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the Lenders) copies of all financial statements and reports, if any, sent or made available generally by the Company and/or the Borrower to its respective Securities holders, including, without limitation, supplemental quarterly forms, or (to the extent not otherwise provided hereunder), all press releases made available generally by the Company and/or the Borrower or any of its Subsidiaries to the public concerning material adverse developments in the business of the Company, the Borrower or any such Subsidiary and all material notifications received by the Company, the Borrower or their Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

         8.13. OTHER INFORMATION. Promptly upon receiving a request therefor from the Administrative Agent or the Arranger, the Borrower shall prepare and deliver to the Administrative Agent (with copies for each of the Lenders) such other information with respect to the Company, the Borrower, or any of their Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or the Arranger, including without limitation, rent rolls, title reports, environmental site assessments, and tax returns.

                                  ARTICLE IX.
                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as any Term Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

         9.1. EXISTENCE. ETC. The Borrower shall, and shall cause each of its Subsidiaries and the Company to, at all times maintain its corporate existence or existence as a limited partnership, limited liability company or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises will not have a Material Adverse Effect.

         9.2. POWERS; CONDUCT OF BUSINESS. The Borrower shall remain qualified, and shall cause each of its Subsidiaries and the Company to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing if the failure to do so will have a Material Adverse Effect.

         9.3. COMPLIANCE WITH LAWS. ETC. The Borrower shall, and shall cause each of its Subsidiaries and the Company to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above will not have a Material Adverse Effect.

         9.4. PAYMENT OF TAXES AND CLAIMS. (a) The Borrower shall pay, and cause each of its Subsidiaries and the Company to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all material Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.2 or a Customary Permitted Lien for property taxes and assessments not yet due upon any of the Borrower's, the Company's or any of the Borrower's Subsidiaries' Property, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         9.5. INSURANCE. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries or tenants to maintain, in full force and effect the insurance policies and programs listed on SCHEDULE 7.1-T or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained (a) with insurers having an Alfred M. Best Company, Inc. rating of "A" or better (or if approved by the Administrative Agent, a rating of "A-") and a financial size category of not less than VIII or
(b) in the case of (i) insurance maintained by tenants, pursuant to insurance programs, including self-insurance, supported by creditworthy entities which do not satisfy clause (a) above or (ii) a program by which a tenant (or any guarantor of tenant) undertakes obligations that are substantially the same as would be covered by the insurance referred to in this Section, by a tenant (or any guarantor) that is a creditworthy entity, in each case consistent with normal industry practice and reasonably acceptable to the Administrative Agent; provided that a tenant (or any guarantor) that is, or has senior unsecured long term debt that is, rated at least "A" (or its equivalent) by any Rating Agency shall be deemed to have acceptable creditworthiness by the Administrative Agent.

         9.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS DISCUSSIONS. The Borrower shall permit, and cause each of its Subsidiaries and the Company to permit, any authorized representative(s) designated by the Administrative Agent, the Arranger or any Lender (coordinated through the Administrative Agent) to visit and inspect any of the Projects, to examine, audit, and check their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries are made in conformity with GAAP.

         9.7. ERISA COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Benefit Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         9.8. MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair (ordinary wear and tear excepted), and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewals and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain each Project that is an office or industrial Project as an office or industrial Project.

         9.9. COMPANY STATUS. The Borrower shall cause the Company to, and the Company shall, at all times (1) remain a publicly traded company listed on the New York Stock Exchange; (2) maintain its status as a REIT under the Internal Revenue Code, and (3) retain direct or indirect management and control of the Borrower.

         9.10. OWNERSHIP OF PROJECTS, JOINT VENTURES AND PROPERTY. The ownership of substantially all wholly owned Projects, Joint Ventures and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by the Company.

         9.11. [INTENTIONALLY OMITTED.]

         9.12. ADDITIONAL GUARANTORS; SOLVENCY OF GUARANTORS.

              (a) If, after the Closing Date, a Subsidiary of the Borrower that is not a Guarantor acquires any Real Property that then or thereafter qualifies under the definition of Unencumbered Project or Unencumbered New York City Asset or any other Unencumbered asset and such Property or asset is directly or indirectly wholly-owned or ground leased by the Borrower, the Borrower shall cause such Person (which Person must be or become a wholly-owned Subsidiary of the Borrower) to execute and deliver a Guaranty to the Administrative Agent and the Lenders in substantially the form of EXHIBIT H hereto. Such Guaranty shall evidence consideration and equivalent value.

              (b) The Borrower, the Company, and each other Guarantor are Solvent. The Borrower and the Company each acknowledge that, subject to the indefeasible payment and performance in full of the Obligations, the rights of contribution among each of them and the other Guarantors are in accordance with applicable laws and in accordance with each such Person's benefits under the Loans and this Agreement. The Borrower further acknowledges that, subject to the indefeasible payment and performance in full of the Obligations, the rights of subrogation of the Guarantors as against the Borrower and the Company are in accordance with applicable laws.

              (c) Other than during the continuance of a Potential Event of Default or Event of Default, at the request of the Borrower following the delivery of the certificate of an Authorized Officer in accordance with Section
8.9 hereof, the Guaranty of any Guarantor shall be released by the Administrative Agent if and when all of the Real Property owned or ground-leased by such Guarantor shall cease (not thereby creating a Potential Event of Default or Event of Default) to be an Unencumbered Project or Unencumbered New York City Asset which is wholly-owned by a Consolidated Business, provided the foregoing shall never permit the release of the Company.

         9.13. FURTHER ASSURANCES. The Borrower will, and will cause each Guarantor to, cooperate with, and to cause each of its Subsidiaries to cooperate with, the Administrative Agent and the Lenders and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         9.14. DISTRIBUTIONS IN THE ORDINARY COURSE. In the ordinary course of business the Borrower causes all of its Subsidiaries to make net transfers of cash and cash equivalents upstream to the Borrower and the Company, and shall continue to follow such ordinary course of business. The Borrower shall not make net transfers of cash and cash equivalents downstream to its Subsidiaries except in the ordinary course of business consistent with past practice.

                                   ARTICLE X.
                               NEGATIVE COVENANTS

         Borrower covenants and agrees that it shall comply with the following covenants so long as any Term Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

         10.1. INTENTIONALLY OMITTED.

         10.2. LIENS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien (i) that is not permitted under the Existing Revolving Credit Agreement or (ii) if the Existing Revolving Credit Agreement is no longer in effect, on or with respect to any Property, except:

              (a) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrower or its Subsidiaries pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $1,000,000 for any Project;

              (b) Existing Permitted Liens;

              (c) Liens securing permitted Secured Indebtedness; provided that the incurrence of such Liens shall be subject to compliance with Section 4.1(c) and Section 8.9 hereof; and

              (d) Customary Permitted Liens.

         10.3. INTENTIONALLY OMITTED.

         10.4. CONDUCT OF BUSINESS. Neither the Borrower nor any of its Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, re-developing, financing, leasing and managing predominantly office and industrial Projects and portfolios of like Projects, (b) any business or activities which are substantially similar, related or incidental thereto, (c) investments in and loans to Investment Funds, FrontLine Capital Group, Subsidiaries, Affiliates and Joint Ventures and unaffiliated entities (to the extent permitted hereunder) and (d) other activities referred to in Section 2.2 hereof.

         10.5. TRANSACTIONS WITH PARTNERS AND AFFILIATES. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary or the Company, unless such transaction is determined by the Board of Directors of the Company to be no less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate (other than transactions referred to in Section 2.2). Nothing contained in this Section 10.5 shall prohibit (a) increases in compensation and benefits for officers and employees of the Company, the Borrower or any of its Subsidiaries; (b) payment of officers', managers', trustees', directors', partners' and other similar indemnities; (c) performance of any obligations arising under the Loan Documents; or (d) loans to Persons in connection with such Person's contribution of Real Property to the Consolidated Businesses or Joint Ventures.

         10.6. RESTRICTION ON FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any of the Guarantors to, enter into any merger, consolidation or amalgamation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or such Guarantor's business or Property, whether now or hereafter acquired, except in connection with issuance, transfer, conversion or repurchase of limited partnership interests in the Borrower. Notwithstanding the foregoing,
(a) the Borrower or a Guarantor shall be permitted to merge, consolidate or amalgamate with another Person so long as the Borrower or such Guarantor, as the case may be, is the surviving Person following such merger, consolidation or amalgamation, (b) a Guarantor (other than the Company) shall be permitted to merge, consolidate or amalgamate with or into the Borrower or another Guarantor, and (c) so long as no Potential Event of Default or Event of Default has occurred and is continuing and following the delivery by the Borrower to the Administrative Agent of a certificate of an Authorized Officer certifying that Borrower is in compliance with this Agreement and the other Loan Documents on a pro forma basis, exclusive of the properties owned by a Guarantor, such Guarantor (other than the Company) shall be permitted to merge, consolidate or amalgamate with or into another Person.

         10.7. MARGIN REGULATIONS; SECURITIES LAWS. Neither the Borrower nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         10.8. ERISA. The Borrower shall not and shall not permit any of its Subsidiaries or ERISA Affiliates to:

              (a) engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, except to the extent engaging in such transaction would not have a Material Adverse Effect;

              (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

              (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

              (d) terminate any Benefit Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

              (e) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto, except to the extent such failure would not have a Material Adverse Effect;

              (f) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

              (g) amend a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.

         10.9. ORGANIZATIONAL DOCUMENTS. Neither the Company nor the Borrower shall, and the Borrower shall not permit any Guarantor to, amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower or such Guarantor, provided that the Borrower shall have provided the Administrative Agent with thirty (30) days prior written notice of any such name change, or (b) changes that would not affect such Organizational Documents in any material manner not otherwise prohibited under this Agreement.

         10.10. FISCAL YEAR. Neither the Company, the Borrower nor any of their Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

         10.11. FINANCIAL COVENANTS.

              (a) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to ("INCUR") any Indebtedness, except:

                  (i) Total Outstanding Indebtedness which would not exceed sixty percent (60%) of Total Value as of the date of incurrence; provided that if the Borrower or its Subsidiaries shall have Incurred any Indebtedness in connection with the acquisition of any material Real Property during the previous 120 days, the Borrower or its Subsidiaries may Incur Indebtedness (the "INCURRENCE") that would cause Total Outstanding Indebtedness to exceed sixty percent (60%) of Total Value so long as (x) Total Outstanding Indebtedness does not exceed sixty-five percent (65%) of Total Value and (y) Total Outstanding Indebtedness is reduced to sixty percent (60%) or less of Total Value within 240 days after the date of the Incurrence (with such reduction to be certified in writing to the Administrative Agent by the Borrower);

                  (ii) Total Secured Outstanding Indebtedness which would not exceed forty percent (40%) of Total Value as of the date of incurrence, or

                  (iii) Total Recourse Secured Outstanding Indebtedness which would not exceed ten percent (10%) of Total Value as of the date of incurrence..

              (b) Minimum Combined Equity Value. The Combined Equity Value shall at no time be less than $1,250,000,000, plus an amount equal to seventy percent (70%) of all Net Offering Proceeds received by the Company after June 20, 2005.

              (c) Intentionally Omitted.

              (d) Minimum Unsecured Interest Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) Adjusted Unencumbered NOI to (ii) Unsecured Interest Expense shall not be less than 2.0 to 1.0.

              (e) Limitation on Total Unsecured Outstanding Indebtedness. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) Total Unsecured Outstanding Indebtedness to (ii) Total Unencumbered Value (including Eligible Cash 1031 Proceeds, to the extent not already included) shall not exceed 0.60 to 1.0.

              (f) Minimum Total Interest Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) Total Adjusted EBITDA to (ii) Total Interest Expense shall not be less than 2.0 to 1.0.

              (g) Minimum Fixed Charge Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) Total Adjusted EBITDA to (ii) Fixed Charges shall not be less than 1.60 to 1.0.

              (h) Maximum Dividend Payout Ratio. The Borrower shall not make any Restricted Payment during any of its fiscal quarters, which, when added to all Restricted Payments made during the three immediately preceding fiscal quarters, exceeds the greater of (i) 90% of FFO of the Borrower, and (ii) the amounts required to maintain the Company's status as a REIT under the Internal Revenue Code, and, provided an Event of Default shall not have occurred and be continuing, to avoid federal income and excise tax liability. For purposes of this provision, "RESTRICTED PAYMENT" means any cash dividend or other cash distribution on any interest in the Borrower's common operating partnership units or on any of the Borrower's common partnership interests or other common equity interests (except dividends or distributions payable solely in interests in operating partnership units, partnership interests, or other equity interests or in rights to subscribe for or purchase interests in its operating partnership units, partnership interests, or other equity interests and except dividends or distributions which are necessary to pay dividends or distributions on preferred stock or other preferred equity interests of the Company).

              (i) Development Activities. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) Budgeted Construction Cost to (ii) Total Value shall not exceed 0.20 to 1.0.

              (j) Negative Pledge. From and after the date hereof, neither the Borrower nor the Company will, and will not permit any of their respective Subsidiaries, to enter into any agreement containing any provision prohibiting the creation or assumption of any Lien upon its properties, revenues or assets (other than with respect to (i) prohibitions on subordinate liens or prohibitions on pledges of direct or indirect ownership interests (other than pledges of direct ownership interests in the Borrower or any Subsidiary that owns an Unencumbered Project or Unencumbered New York City Asset) set forth in a mortgage on a particular property, (ii) customary restrictions contained in the Organizational Documents of a Joint Venture, or (iii) restrictions contained in the Organizational Documents of the Borrower on the ability of its general partner and limited partner to pledge and transfer partnership interests in the Borrower), whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or modify this Agreement or any other Loan Document.

         10.12. NEGATIVE COVENANTS WITH RESPECT TO THE COMPANY.

              (a) From and after the date hereof, the Company will not acquire any assets of any nature whatsoever other than additional units in the Borrower, Cash or Cash Equivalents in the ordinary course of business or in connection with the payment of dividends.

              (b) From and after the date hereof, the Company will not incur any Indebtedness or any other obligations or liabilities except (i) as imposed by operation of law on the Company in its capacity as the general partner of the Borrower, (ii) Indebtedness, the net proceeds of which are contributed to the Borrower simultaneously with the incurrence thereof by the Company, (iii) guarantees of Indebtedness which are recourse to the Borrower, (iv) in connection with the payment of a declared dividend and (v) otherwise as imposed by law.

              (c) From and after the date hereof, the Company will not retain any Net Offering Proceeds, and the same will be contributed by the Company to the Borrower simultaneously with receipt thereof by the Company.

              (d) The Company shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, any of its business or assets, including its interests in the Borrower. Notwithstanding the foregoing, the Company shall be permitted to merge with another Person so long as the Company is the surviving Person following such merger.

                                  ARTICLE XI.
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         11.1. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

              (a) Failure to Make Payments When Due. The Borrower shall fail to pay (i) when due any principal payment on the Obligations which is due on the Term Loan Maturity Date or pursuant to the terms of Section 2.1(a), Section 2.4,
Section 4.1(a), or Section 4.1(c) or (ii) when due, any interest payment on the obligations, provided, however, that the Borrower shall be entitled to a five
(5) day grace period with respect to any interest payment but not more than one time in any twelve (12) month period during the term hereof, or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove or (iv) when due, any fees due pursuant to the terms of Section 5.3 and such default shall continue for five (5) days.

              (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 2.3(c), 9.1, 9.4, 9.5, 9.10, or Article X.

              (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower or any of the parties to the Guaranties to the Administrative Agent, the Arranger or any Lender herein or by the Borrower or any of the parties to the Guaranties or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made or deemed made or given.

              (d) Other Defaults. The Borrower shall default in the performance of or compliance with any terms contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after receipt of written notice from the Administrative Agent thereof.

              (e) Acceleration of Other Indebtedness. Any breach, default or event of default shall occur and be continuing, or any other condition shall exist under any instrument, agreement or indenture pertaining to any recourse Indebtedness (other than the Obligations) of the Company, the Borrower or their Subsidiaries aggregating more than $10,000,000, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any such Indebtedness shall not be repaid at maturity (after taking into account grace and cure periods).

              (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against the Company, the Borrower or any of its Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, the Borrower or any such Subsidiaries of the Borrower in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of the Company, or General Partner or Limited Partners of the Borrower or the board of directors or partners of any such Subsidiaries of the Borrower (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, the Borrower or any of their Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, or over all or a substantial part of the Property of the Company, the Borrower or any of such Subsidiaries, shall be entered; or an interim receiver, trustee or other custodian of the Company, the Borrower or any of such Subsidiaries or of all or a substantial part of the Property of the Company, the Borrower or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any of the Company, the Borrower, or any of such Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any of the Company or General Partners or Limited Partners of the Borrower or the board of directors or partners of any of Borrower's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

              (g) Voluntary Bankruptcy; Appointment of Receiver. Etc. The Company, the Borrower or any of their Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or the Company, the Borrower or any of such Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

              (h) Judgments and Unpermitted Liens.

                  (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $5,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

                  (ii) A federal, state, local or foreign tax Lien is filed against the Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within sixty (60) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above, equals or exceeds $5,000,000.

                  (iii) An Environmental Lien is filed against any Project with respect to Claims in an amount which, either separately or when aggregated with the amount of all other such Environmental Liens, equals or exceeds $5,000,000.

              (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any Guarantor decreeing its involuntary dissolution or split up; or the Borrower or any Guarantor shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

              (j) Loan Documents. At any time, for any reason, any Loan Document ceases to be in full force and effect or the Borrower or any Guarantor seeks to repudiate its obligations thereunder.

              (k) ERISA Termination Event. Any ERISA Termination Event occurs which the Administrative Agent believes could subject any of the Borrower or any ERISA Affiliate to liability in excess of $500,000.

              (l) Waiver Application. The plan administrator of any Benefit Plan applies under Section 412 (d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412 (a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $500,000.

              (m) Material Adverse Effect. An event shall occur which has a Material Adverse Effect.

              (n) Certain Defaults Pertaining to the Company. The Company shall fail to comply with Section 9.9, or any representation or warranty contained in
Section 7.1(a)(ii), (b), (d), (l), or (o) shall be false or misleading in any material respect on the date as of which made.

              (o) Merger or Liquidation of the Company, the Borrower. The Company shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Company is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person which is prohibited or results in a Potential Event of Default or an Event of Default under the terms of this Agreement. The Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Borrower is not the surviving Person or
(ii) such merger or liquidation would effect an acquisition of or Investment in any Person which is prohibited or results in a Potential Event of Default or an Event of Default under the terms of this Agreement.

              (p) Existing Revolving Credit Agreement. An "Event of Default" shall occur under the Existing Revolving Credit Agreement.

An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 14.7.

         11.2. RIGHTS AND REMEDIES.

              (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.1(f) or 11.1(g), the Term Loan Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees and other Obligations shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and, upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%), by written notice to the Borrower, (i) declare that the Term Loan Commitments are terminated, whereupon the Term Loan Commitments and the obligation of each Lender to convert or continue any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations and all other Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

              (b) Rescission. If within ninety (90) days after termination of the Term Loan Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Term Loan Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

              (c) Enforcement. The Borrower acknowledges that in the event the Borrower, the Guarantors or any of their Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Arranger and the Lenders; therefore, the Borrower agrees that the Administrative Agent, the Arranger and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                                  ARTICLE XII.
                                   THE AGENTS

         12.1. APPOINTMENT. (a) Each Lender hereby designates and appoints GSMC as the Administrative Agent, and the Arranger as the arrangers of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent, and the Arranger to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers in each case only as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Administrative Agent and the Arranger each agrees to act as such on the express conditions contained in this Article XII.

              (b) The provisions of this Article XII are solely for the benefit of the Administrative Agent, the Arranger and the Lenders, and neither the Borrower, the Company nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In performing its respective functions and duties under this Agreement, the Administrative Agent and the Arranger shall act solely as agents of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Company, the Borrower or any Subsidiary of the Borrower. The Administrative Agent and the Arranger may perform any of their respective duties hereunder, or under the other Loan Documents, by or through their respective agents or employees.

         12.2. NATURE OF DUTIES. The Administrative Agent and the Arranger shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Administrative Agent and the Arranger shall be mechanical and administrative in nature. Neither the Administrative Agent nor the Arranger shall have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent or the Arranger any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. The Administrative Agent and the Arranger each hereby agrees that its duties shall include providing copies of documents received by such Agent from the Borrower which are reasonably requested by any Lender, furnishing copies of documents to each Lender, upon request, of documents sent by such Agent to the Borrower and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of any Event of Default hereunder. In addition, the Administrative Agent shall deliver to each Lender, promptly after receipt thereof, copies of those documents and reports received by it pursuant to Sections 8.2, 8.3, 8.4, 8.7 and 8.12.

         12.3. RIGHT TO REQUEST INSTRUCTIONS. The Administrative Agent and the Arranger may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, such Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Lender shall have any right of action whatsoever against the Administrative Agent or the Arranger as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

         12.4. RELIANCE. The Administrative Agent and the Arranger shall each be entitled to rely upon any written notices, statements, certificates, orders or other documents believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

         12.5. INDEMNIFICATION. To the extent that the Administrative Agent or the Arranger is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. Notwithstanding anything to the contrary contained herein, neither the Administrative Agent nor the Arranger shall be indemnified to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses result from such Person's gross negligence, willful misconduct or breach of this Article XII. Such Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by such Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement.

         12.6. AGENTS INDIVIDUALLY. With respect to their respective Pro Rata Share of the Term Loan Commitments hereunder, if any, and the Loans made by them, if any, the Persons serving as the Administrative Agent and the Arranger shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any Lender. The terms "LENDERS" or "REQUISITE LENDERS" or any similar terms shall, unless the context clearly otherwise indicates or such Lender has assigned its interest hereunder, include GSMC in its individual capacity as a Lender or as one of the Requisite Lenders. GSMC and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if GSMC were not acting as an Agent or Arranger pursuant hereto.

         12.7. SUCCESSOR AGENTS.

              (a) Resignation. Any Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 12.7.

              (b) Appointment by Requisite Lenders. Upon any such resignation becoming effective, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders with the prior written consent of the Borrower (so long as no Event of Default then exists), which consent shall not be unreasonably withheld.

              (c) Appointment by Retiring Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above with the prior written consent of the Borrower (so long as no Event of Default then exists) which shall not be unreasonably withheld, provided, however, that such successor Administrative Agent shall have total assets of not less than $10,000,000,000.

              (d) Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

         12.8. RELATIONS AMONG THE LENDERS. Each Lender agrees that it will not take any legal action, or institute any actions or proceedings, against the Borrower or any other obligor hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the obligations, or unilaterally terminate its Term Loan Commitment except in accordance with Section 11.2(a).

         12.9. STANDARD OF CARE. The Administrative Agent and the Arranger shall administer the Loans in the same manner that such Agent administers loans made for its own account.

                                 ARTICLE XIII.
                                YIELD PROTECTION

         13.1. TAXES.

              (a) Payment of Taxes. Any and all payments by the Borrower hereunder or under the Notes or other documents evidencing any Obligations of such Person shall be made, in accordance with Section 4.2, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Term Loan Obligations and all other liabilities with respect thereto excluding, in the case of each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "TAXES"). Except as otherwise provided herein, if the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, (x) the sum payable to such Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 13.1) such Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (b) Indemnification. Except as otherwise provided herein, the Borrower will indemnify each Lender against, and reimburse each Lender within ten (10) Business Days after written demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 13.1 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable, to the extent not paid by the Borrower pursuant to this Section 13.1. A certificate as to any additional amount payable to any Person under this Section 13.1 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Administrative Agent with such certificates and other documents as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section
13.1 in respect of any payments under this Agreement or under the other Loan Documents. If any Lender receives any refund with respect to any Taxes, such Lender shall promptly remit such refund to the Borrower.

              (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 14.8, the original or a certified copy of a receipt evidencing payment thereof.

              (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to each of the Borrower and the Administrative Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to Section 14.1 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8BEN (or any successor or substitute form or forms)) or (II) under Sections 1441(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8ECI (or any successor or substitute form or forms)).

                  (ii) Each Lender referred to in Section 13.1(d)(i) further agrees to deliver to each of the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 13.1(d). Each certificate required to be delivered pursuant to this Section 13.1(d)(ii) shall certify as to one of the following:

                           (A) that such Lender can continue to receive payments
                  hereunder and under the Notes without deduction or withholding of United States federal income tax;

                           (B) that such Lender cannot continue to receive
                  payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to
                  Section 13.1(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

                           (C) that such Lender is no longer capable of
                  receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

Each such Lender agrees to deliver to each of the Borrower and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent such Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and such Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

                  (iii) Notwithstanding anything to the contrary contained in this Section 13.1, the Borrower will not be required to make any additional payment to or for the account of any Lender under Section 13.1(a) or (b) by reason of (x) a breach by such Lender of any certification or representation set forth in any form furnished to the Borrower under this Section 13.1(d), or (y) such Lender's failure or inability to furnish, if required to do so, under this
Section 13.1(d) an original or renewal of a Form W-8ECI or Form W-8BEN (or successor form), as applicable, unless such failure or inability results from a change (after the date such Lender became a Lender party hereto) in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in any applicable tax treaty).

         13.2. INCREASED CAPITAL. If after the date hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or the existence of any Lender's obligation to make Loans then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

         13.3. CHANGES; LEGAL RESTRICTIONS. If after the date hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

              (a) subjects a Lender (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably determines to be applicable to the Term Loan Commitments of the Lenders to make Eurodollar Rate Loans or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans (other than taxes covered by Section 13.1(a) hereof and taxes excluded in Section 13.1(a) hereof); or

              (b) imposes, modifies, or holds applicable, in the determination of a Lender, any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender in respect of Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Term Loan Commitment; then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

         13.4. REPLACEMENT OF CERTAIN LENDERS. In the event a Lender (a "DESIGNATED LENDER") shall have (i) requested additional compensation from the Borrower under Section 13.1 or under Section 13.2 or under Section 13.3, (ii) failed to make its Pro Rata Share of the Term Loan or (iii) failed to make any Loan at the Eurodollar Rate, the Borrower may, at its sole election, make written demand on such Designated Lender (with a copy to the Administrative Agent) for the Designated Lender to assign, and such Designated Lender shall assign pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Administrative Agent shall have identified for such purpose, all of such Designated Lender's right and obligations under this Agreement, the Notes and the other Loan Documents (including, without limitation, its Term Loan Commitment, all Loans owing to it and all other Obligations owing to it) in accordance with Section 14.1. All out-of-pocket expenses incurred by the Administrative Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder. In no event shall Borrower's election under the provisions of this Section 13.4 affect its obligation to pay the additional compensation required under either Section 13.1, Section 13.2 or Section 13.3.

         13.5. MITIGATION. Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under Sections 13.1, 13.2 or 13.3 as promptly as practicable, but in any event, within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to Sections 13.1, 13.2 or 13.3 in respect of any costs resulting from such event, only be entitled to payment under Sections 13.1, 13.2 or 13.3 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

                                  ARTICLE XIV.
                                  MISCELLANEOUS

         14.1. ASSIGNMENTS AND PARTICIPATIONS.

              (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 14.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 14.1.

              (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement and, in the case of a partial assignment to an assignee which is not a Lender or a Lender Affiliate, shall be in a minimum principal amount of $5,000,000 (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign or participate its entire interest), (ii) each such assignment shall be to an Eligible Assignee, (iii) (A) so long as no Event of Default has occurred and is continuing, each assignment shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld); provided that, no such consent of the Administrative Agent shall be required for an assignment by any Lender to any of its Lender Affiliates, so long as such Lender Affiliate is an Eligible Assignee, and (B) so long as no Event of Default has occurred and is continuing, each assignment to an assignee which is not a Lender, a Lender Affiliate or a Pre-Approved Lender shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld and shall be deemed to have been given if the Borrower fails to object to such proposed assignment within five (5) Business Days of its receipt of a request for approval), and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except as otherwise provided in Section 14.9) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto, except as otherwise provided in Section 14.9) and (C) the Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans.

              (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 14.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders, the Term Loan Commitment of, and the principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the other Lenders and each other party to a Loan Document may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

              (e) Participations. Each Lender may sell participations to one or more other financial institutions or other Persons in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of its Term Loan Commitment hereunder and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Term Loan Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) each participation (other than a participation to an Affiliate) shall be in a minimum amount of $5,000,000, and (v) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to any (A) increase in the Term Loan Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loans) subject to such participation and (D) release of any guarantor of the Obligations.

              (f) Information Regarding the Borrower. Any Lender may, subject to the provisions of Section 14.22, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower.

              (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

              (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) in favor of any Person.

         14.2. EXPENSES.

              (a) Generally. The Borrower agrees promptly upon demand to pay, or reimburse the Administrative Agent for the reasonable fees, expenses and disbursements of counsel to the Administrative Agent (but not of other legal counsel) and for all other reasonable out-of-pocket costs and expenses incurred by the Administrative Agent or the Arranger in connection with (i) the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution, syndication and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans and other extensions of credit hereunder;
(iii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same; and (iv) any other amendments, modifications, agreements, assignments, restatements or supplements to any of the Loan Documents requested by Borrower and the preparation, negotiation, and execution of the same.

              (b) After Default. The Borrower further agrees to pay or reimburse the Administrative Agent, the Arranger and each of the Lenders upon demand for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by the such entity after the occurrence and during the continuance of an Event of Default (i) in enforcing any Loan Document or Obligation, the collection of any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; or (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, or any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

         14.3. INDEMNITY. The Borrower further agrees (a) to defend, protect, indemnify, and hold harmless the Administrative Agent, the Arranger and each and all of the Lenders and each of their respective officers, directors, employees, attorneys and agents (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, reasonable costs, reasonable expenses and reasonable disbursements (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, the making of the Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or any of its Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and provided further that payment of the costs of preparation of the Loan Documents shall be governed by Section 14.2(a) hereof; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Term Loan Commitments, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         14.4. CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company or the Borrower as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrower, to so reflect such change in accounting principles.

         14.5. INTENTIONALLY OMITTED.

         14.6. RATABLE SHARING. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the costs, fees and other payments described in Sections 5.2(f), and 5.3, Article XIII and Section 14.1) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the costs, fees and other payments described in Sections 5.2(f), and 5.3, Article XIII and Section 14.1), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         14.7. AMENDMENTS AND WAIVERS.

              (a) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower; provided, however, that the Borrower's agreement shall not be required for any amendment or modification of Sections 12.1 through 12.8 (other than Section 12.7). In the event that the Administrative Agent shall request the agreement of the Lenders to any amendment, modification or waiver, if any Lender shall fail to respond to any such request within fifteen (15) days after receipt of such request, such Lender's approval thereto shall be deemed to have been given; provided, however, that such request shall state, in capital letters that "FAILURE TO RESPOND TO THIS REQUEST WITHIN FIFTEEN (15) DAYS AFTER RECEIPT, SHALL BE DEEMED CONSENT TO THE ENCLOSED REQUEST". No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the written or deemed concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Administrative Agent, the Arranger or the Lenders in Section 14.7(b), 14.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

              (b) Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

                  (i) waiver of any of the conditions specified in Sections 6.1 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

                  (ii) change the amount of such Lender's Term Loan Commitment (other than pursuant to an assignment permitted under Section 14.1),

                  (iii) reduction of the principal of, or the rate or amount of interest on, the Loans, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and

                  (iv) postponement or extension of any date (other than the Term Loan Maturity Date postponement or extension of which is governed by Section 14.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by Section 4.2(b)).

              (c) Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

                  (i) postponement of the Term Loan Maturity Date;

                  (ii) change in the definition of Requisite Lenders or in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

                  (iii) amendment of Section 14.6 or this Section 14.7,

                  (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower,

                  (v) waiver of any Event of Default under Section 11.1(a),
         Section 11.1(f) or Section 11.1(g), and

                  (vi) amendment or release of the Guaranties, except in connection with the permitted sale of an Unencumbered Project or Unencumbered New York City Asset by a Guarantor.

              (d) Administrative Agent Authority. Subject to the second succeeding sentence of this subsection (d), the Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 14.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within fifteen (15) days after such request, then such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender's duly authorized agent for such purposes; provided, however, that such request shall state, in capital letters that "FAILURE TO RESPOND TO THIS REQUEST WITHIN FIFTEEN (15) DAYS AFTER RECEIPT, SHALL BE DEEMED AUTHORIZATION TO THE ADMINISTRATIVE AGENT WITH RESPECT TO THE ENCLOSED REQUEST".

         14.8. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to Articles II, IV or XII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14.8) shall be (i) for the Borrower, as set forth on its signature page to this Agreement, and (ii) for the Lenders, as set forth on SCHEDULE LC hereto or on the applicable Assignment and Acceptance by which such party became a Lender hereunder, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

         14.9. SURVIVAL OF WARRANTIES AND AGREEMENTS. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans and, in the case of any Lender that may assign any interest in its Term Loan Commitment, or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder, and, except for the representations and warranties, the termination of this Agreement other than any of the foregoing set forth in
Section 13.1 or Section 13.2 or Section 13.3 or Section 5.2(f), which shall survive for thirty (30) days after termination of this Agreement.

         14.10. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

         14.11. PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Arranger or any Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         14.12. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         14.13. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

         14.14. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

         14.15. LIMITATION OF LIABILITY. No claim may be made by any Lender, the Arranger, the Administrative Agent, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender, the Arranger and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         14.16. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. Except as otherwise provided in Section 10.6, the rights and obligations hereunder of the Borrower, or any interest therein, may not be assigned without the written consent of all Lenders (and any such attempted assignment without such consent shall be null and void).

         14.17. CERTAIN CONSENTS AND WAIVERS OF THE BORROWER.

              (a) Personal Jurisdiction. (i) EACH OF THE AGENTS, THE LENDERS, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE AGENTS, THE LENDERS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE AGENTS, THE LENDERS, AND THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

              (ii) THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

              (b) Service of Process. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER'S PROCESS AGENT OR THE BORROWER'S NOTICE ADDRESS SPECIFIED IN SECTION 14.8 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

              (c) WAIVER OF JURY TRIAL. EACH OF THE AGENTS AND THE LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         14.18. COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and each Agent and Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

         14.19. LIMITATION ON AGREEMENTS. All agreements between the Borrower, the Administrative Agent, the Arranger and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

         14.20. DISCLAIMERS. The Administrative Agent, the Arranger and the Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work. The Administrative Agent, the Arranger and the Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Projects. The Borrower is not and shall not be an agent of any Agent, the Arranger or the Lenders for any purposes and none of the Lenders, the Arranger, or the Agents shall be deemed partners or joint venturers with Borrower. None of the Administrative Agent, the Arranger or the Lenders shall be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent, the Arranger or the Lenders and the Borrower agrees to hold the Administrative Agent, the Arranger and the Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

         14.21. ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

         14.22. CONFIDENTIALITY. Each of the Agents, the Arranger and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Agents or the Lenders from disclosing any such information (a) to the Agents, any other Lender or any Lender Affiliate (provided such Lender Affiliate is made aware of the confidentiality of such information and agrees to keep such information confidential), (b) to any Assignee, Participant or prospective Assignee or Participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions relating to the Borrower and its Obligations (provided such Person is made aware of the confidentiality of such information and agrees to keep such information confidential), (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of any Lender, Assignee, Participant, prospective Assignee or Participant who are advised of the provisions of this Section, (d) upon the request or demand of any Governmental Authority having or asserting jurisdiction over either Agent or any Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with the exercise of any remedy hereunder or under any other Loan Document, (g) upon the advice of counsel that such disclosure is required by law, (h) with the consent of the Borrower, (i) in connection with any litigation to which any Agent, Arranger or Lender is a party, or (j) to the extent such information becomes publicly available other than as a result of a breach of this Section 14.22 or becomes available to any Agent, Arranger or Lender on a nonconfidential basis from a source other than the Borrower.

         14.23. INTENTIONALLY OMITTED.

         14.24. USA PATRIOT ACT. Each of the Lenders hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Bank to identify Borrower in accordance with the Act. Neither the execution and delivery of the Notes and the other Loan Documents by the Borrower nor the use of the proceeds of the Loans, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, none of the Borrower, the Company, nor any of their respective Subsidiaries (a) is or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engages or will engage in any dealings or transactions or be otherwise associated with any such blocked person in any manner which violates applicable law or regulation.

    [Remainder of Page Intentionally Left Blank--Signature Pages to Follow]

         IN WITNESS WHEREOF the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                    BORROWER:

                                    RECKSON OPERATING PARTNERSHIP, L.P.

                                    By: Reckson Associates Realty Corp.


                                    By: ________________________________
                                         Name:
                                         Title:

                                    Address for Notices:

                                    225 Broadhollow Road
                                    Melville, New York 11747

                                    Attention: Michael Maturo

                                    Telephone: 631-622-6630
                                    Telecopy: 631-622-8994
                                    Taxpayer Identification Number:  11-3233647








                     [Signature page to Term Loan Agreement]

                              LENDER:

                              GOLDMAN SACHS MORTGAGE COMPANY,
                              individually and as Administrative Agent

                              By: Goldman Sachs Real Estate Funding Corp.,
                                  its General Partner


                                       By: ________________________________
                                             Name:
                                             Title:





                     [Signature page to Term Loan Agreement]

                                   SCHEDULE LC


I.         ADMINISTRATIVE AGENT
           Goldman Sachs Mortgage Company
                Notice Address:                                Goldman Sachs Mortgage Company
                                                               85 Broad Street
                                                               New York, New York  10004
                                                               Attention: Mark Buono
                                                               Telecopy:  (212) 346-3594



II.        LENDERS
           a.   Goldman Sachs Mortgage Company
                Notice Address, Domestic and Eurodollar        Goldman Sachs Mortgage Company
                Lending Office:                                85 Broad Street
                                                               New York, New York  10004
                                                               Attention: Mark Buono
                                                               Telecopy:  (212) 346-3594


                Eurodollar Affiliate:                          None


                Pro Rata Share:                                100%


                Term Loan Commitment:                          $250,000,000.00